UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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SEACOR Marine Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEACOR Marine Holdings Inc.

12121 Wickchester Lane

Suite 500

Houston, TX 77079

Notice of 2021 Annual Meeting

And

Proxy Statement

SEACOR Marine Holdings Inc.

12121 Wickchester Lane

Suite 500

Houston, TX 77079

April 28, 2021

Dear Stockholder:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of SEACOR Marine Holdings Inc. (the “Company”) on Tuesday, June 8, 2021, at 9:00 a.m. (EDT). The Annual Meeting will be a completely “virtual meeting,” held via a live audio webcast at www.proxydocs.com/SMHI. All holders of record of the Company’s outstanding Common Stock at the close of business on April 16, 2021, will be entitled to vote at the Annual Meeting. Your virtual attendance at the 2021 Annual Meeting affords you the same rights and opportunities to participate as you would have at an in-person annual meeting, including the ability to vote and submit questions electronically prior to and during the meeting. We believe the virtual Annual Meeting format will enhance stockholder access and encourage participation and communication with our Board of Directors and Management.

Directors, officers and other representatives of the Company will be available at the virtual Annual Meeting and they will be pleased to answer any questions you may have.

Whether or not you expect to attend the Annual Meeting and regardless of the number of shares of the Company’s Common Stock you own, you are encouraged to read carefully the enclosed Proxy Statement and the Company’s Annual Report to Stockholders on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”). You may vote your shares over the Internet at www.proxypush.com/SMHI or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. Submitting a vote before the Annual Meeting will not preclude you from voting your shares at the virtual Annual Meeting should you decide to join the webcast.

We hope that you will be able to attend the virtual Annual Meeting.

For the Board of Directors,

Charles Fabrikant

Non-Executive Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON JUNE 8, 2021

This Proxy Statement and the 2020 Annual Report are available at https://ir.seacormarine.com/financial-information/annual-reports-and-proxy-statements

SEACOR Marine Holdings Inc.

12121 Wickchester Lane

Suite 500

Houston, TX 77079

NOTICE OF 2021 ANNUAL

MEETING OF STOCKHOLDERS

To be Held on Tuesday, June 8, 2021, at 9:00 a.m. (EDT)

April 28, 2021

To Our Stockholders:

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of SEACOR Marine Holdings Inc. (the “Company”) will be held on Tuesday, June 8, 2021, at 9:00 a.m. (EDT), exclusively online via a live audio webcast at www.proxydocs.com/SMHI, for the following purposes:

1.	To elect five (5) directors to serve until the 2022 Annual Meeting of Stockholders;

2.	To ratify the appointment of Grant Thornton LLP as SEACOR Marine Holdings Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only holders of record of the Company’s Common Stock at the close of business on April 16, 2021, will be entitled to notice of and to vote at the virtual Annual Meeting. See the “Solicitation of Proxies, Voting and Revocation” section of the accompanying Proxy Statement for the place where the list of stockholders may be examined. The accompanying Proxy Statement is being first sent to stockholders on or about May 4, 2021.

Your vote is very important! Whether or not you plan to attend the virtual Annual Meeting, you are encouraged to read the enclosed Proxy Statement and 2020 Annual Report carefully and submit your proxy or voting instructions promptly so that your shares of the Company’s Common Stock may be represented at the Annual Meeting. You may vote your shares over the Internet at www.proxypush.com/SMHI, by phoning the toll-free telephone number on the voting instruction card, or by completing, signing, dating and returning the enclosed proxy card. If you attend the virtual Annual Meeting by webcast, you may revoke your proxy and vote your shares electronically at the virtual meeting. See “Attending the Annual Meeting Virtually” and “Voting and Quorum” in the accompanying Proxy Statement for additional instructions and information on voting.

For the Board of Directors,

Andrew H. Everett II

Senior Vice President,

General Counsel and Secretary

SEACOR Marine Holdings Inc.

12121 Wickchester Lane

Suite 500

Houston, TX 77079

Notice of 2021 Annual Meeting

And

Proxy Statement

SOLICITATION OF PROXIES, VOTING AND REVOCATION

Voting and Quorum

A list of the Company’s stockholders as of the close of business on April 16, 2021 (the “Record Date”) will be available for examination by any stockholder, for purposes germane to the virtual Annual Meeting, during ordinary business hours for the ten-day period prior to the date of the Annual Meeting, at the offices of the Company, 12121 Wickchester Lane, Suite 500, Houston, Texas 77079.

Only record holders of our common stock, $0.01 par value per share (“Common Stock”), as of the Record Date will be entitled to vote at the Annual Meeting. Our authorized capital stock currently consists of 60,000,000 shares of Common Stock. At the close of business on the Record Date, there were 24,194,383 shares of Common Stock outstanding and entitled to vote. Each stockholder of record is entitled to one vote for each share held on the Record Date on all matters that may properly come before the Annual Meeting. There are no dissenter or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Stockholders are requested to vote in one of the following ways:

•	by telephone by calling the toll-free number 1.866.859.2198 from any touch-tone telephone and following the instructions (have your proxy card in hand when you call);

•	by Internet prior to the Annual Meeting by accessing www.proxypush.com/SMHI and following the on-screen instructions (have your proxy card in hand when you access the website);

•	by completing, dating, signing and promptly returning the accompanying proxy card, in the enclosed postage-paid, pre-addressed envelope provided for such purpose; or

•

by voting virtually at the Annual Meeting online at www.proxydocs.com/SMHI by using the 12-digit control number included with these proxy materials (please see below under “Attending the Annual Meeting Virtually”). We recommend that you vote by proxy even if you plan to virtually attend the Annual Meeting.

Shares of Common Stock represented by properly executed proxy cards or voted by telephone or Internet that are received by the Company and not subsequently revoked will be voted at the Annual Meeting in accordance with the instructions contained therein or if no instructions are contained in the proxy, as described below under “Proxy Cards.”

Election of the director nominees to the board of directors of the Company (the “ Board”) requires the affirmative vote of a plurality of the shares of Common Stock present virtually or represented by proxy at the Annual Meeting and entitled to vote, which means that the five nominees receiving the most “for” votes will be elected. Because there are only five director nominees named in this Proxy Statement, votes withheld from any nominee will have no effect on the outcome of the election of directors. Votes may not be cast “against” the election of a nominee. Abstentions and “broker non-votes” (as described below) are not counted for purposes of the election of directors and will not affect the outcome of such election. Our stockholders do not have cumulative voting rights for the election of directors.

For matters other than the election of directors, stockholders may vote in favor of or against the proposal or may abstain from voting.

For matters other than the election of directors, the affirmative vote of a majority of the shares of Common Stock present virtually or by proxy and voting on the matter is required for approval of those matters. Because abstentions are treated as shares of Common Stock not voting, abstaining has no effect on the outcome. For a discussion of the treatment of “broker non-votes,” see “Shares Held in Street Name.”

Shares Held in Street Name

If you hold your shares in “street name” as of the close of business on the Record Date, you may gain access to the meeting by following the instructions in the voting instruction card provided by your broker, bank or other nominee. You may not vote your shares electronically at the Annual Meeting unless you receive a valid proxy from your brokerage firm, bank, broker dealer or other nominee holder.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. On routine matters, brokers have the discretion to vote shares held in “street name” – a term that means the shares are held in the name of the broker on behalf of its customer, the beneficial owner. If your shares are held in “street name” by a broker and you wish to vote on the proposal to elect the directors or to act upon any other non-routine business that may properly come before the Annual Meeting, you should provide instructions to your broker. Under the rules of the New York Stock Exchange (the “NYSE”), if you do not provide your broker with instructions, your broker generally will have the authority to vote on the ratification of the appointment of Grant Thornton LLP, as the Company’s independent registered public accounting firm. All other matters at the Annual Meeting are expected to be non-routine and therefore brokers will not be entitled to vote on a beneficial owner’s behalf without voting instructions or discretionary authority on such matters.

Proxy Cards

If you sign and return your proxy card but do not specify how your shares of Common Stock are to be voted, they will be voted: FOR election as a director of each of the nominees named under “Proposal No. 1 – Election of Directors” in this Proxy Statement and listed under Item 1 of the enclosed proxy card; and FOR “Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm” in this Proxy Statement and listed under Item 2 of the enclosed proxy card. If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for the stockholder.

As a matter of policy, proxy cards, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only to the inspector of election and personnel associated with processing proxies and tabulating votes at the Annual Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.

Attending the Annual Meeting Virtually

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively by a live audio webcast. Only record or beneficial owners of Common Stock as of the Record Date may attend the Annual Meeting, vote their shares and submit online questions.

In order to attend the Annual Meeting, you must register at www.proxydocs.com/SMHI. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, or voting instruction form. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

The Annual Meeting will begin promptly at 9:00 a.m. (EDT), with online check-in beginning at 8:45 a.m. (EDT). Stockholders must use the unique link emailed to them upon completing their registration to access the Annual Meeting.

If you wish to submit a question for the Annual Meeting, you may do so in advance of the meeting at www.proxydocs.com/SMHI or at any point during the Annual Meeting (until the floor is closed to questions).

Revocation of Proxies

A stockholder who so desires may revoke his, her, or its proxy at any time before it is exercised at the Annual Meeting by: (i) providing written notice to the Secretary of the Company; (ii) duly executing a proxy card bearing a date subsequent to that of a previously furnished proxy card; (iii) by entering new instructions by Internet or telephone; or (iv) attending the webcast of the Annual Meeting and voting virtually. Attendance at the Annual Meeting will not in itself constitute a revocation of a previously furnished proxy. Stockholders who attend the Annual Meeting need not revoke their proxy (if previously furnished) to vote virtually at the meeting. The Company encourages stockholders that plan to join the Annual Meeting to vote by phone or Internet or to submit a valid proxy card and vote their shares prior to the Annual Meeting. Even after you have voted electronically through the Internet or by telephone or submitted your proxy card, you may change your vote at any time before the proxy is exercised at the Annual Meeting by joining the webcast. See “Attending the Annual Meeting Virtually” above. If you hold your shares in “street name” and want to revoke your proxy, you will need to follow the instructions of your broker to revoke or change your previous vote.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 8, 2021

This Proxy Statement and the enclosed proxy card, the Notice of Annual Meeting, and the Company’s 2020 Annual Report are available on the Internet at https://ir.seacormarine.com/financial-information/annual-reports-and-proxy-statements.

Solicitation Expenses

The Company will bear the costs of solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from stockholders by telephone, electronic or facsimile transmission, personal interview or other means.

The Company has requested brokers, bankers and other nominees who hold voting stock of the Company to forward proxy solicitation materials to their customers and such nominees will be reimbursed for their reasonable out-of-pocket expenses.

We have retained D.F. King & Co., Inc. to aid in the solicitation of proxies. The fees of D.F. King & Co., Inc. are $8,500 plus reimbursement of its reasonable out-of-pocket costs. If you have questions about the Annual Meeting or need additional copies of this Proxy Statement or additional proxy cards, please contact our proxy solicitation agent as follows:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and Brokerage Firms, please call (212) 269-5550.

Stockholders, please call (866) 745-0267.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board believes that there is no single organizational model that would be most effective in all circumstances and that it is in the best interests of the Company and its stockholders for the Board to retain the authority to modify its leadership structure to best address the Company’s circumstances from time to time.

The Board believes that the most effective leadership structure for the Company at the present time is to maintain the separate positions of Non-Executive Chairman and Chief Executive Officer. Separating these positions allows the Chief Executive Officer to focus on the full-time job of running the Company’s business, while allowing the Non-Executive Chairman to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board believes this structure recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as the Company’s Non-Executive Chairman, particularly as the Board’s oversight responsibilities continue to grow and demand more time and attention. The Board also believes that separating the Non-Executive Chairman and Chief Executive Officer positions provides enhanced independent leadership and oversight for the Company and the Board.

The Board has also established and appointed a Lead Independent Director to preside at meetings of the Board in the absence of the Non-Executive Chairman, to convene and preside at executive sessions of the independent directors, to liaise between the Non-Executive Chairman, the Chief Executive Officer and the independent directors, and to preside over the Board’s self-evaluation together with the chairperson of the Board’s Nominating and Corporate Governance Committee.

In addition to the roles that the Non-Executive Chairman and Lead Independent Director have with regard to the Board, the chairperson of each of the three independent key committees of the Board (Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee) and each individual director is responsible for helping to ensure that meeting agendas are appropriate and that sufficient time and information are available to address issues that the directors believe are significant and warrant their attention. Each director has the opportunity and ability to request agenda items, information and additional meetings of the Board or of the independent directors.

As a result of Mr Fabrikant’s decision not to stand for re-election, the Board is currently considering the appropriate Board leadership structure and anticipates that if an independent director is elected as Chairman, the Board will cease to have a Lead Independent Director.

The Board has adopted significant processes designed to support the Board’s capacity for objective judgment, including executive sessions of the independent directors at Board meetings at which no employees are present, independent evaluation of, and communication with, members of senior management, and rigorous self-evaluation of the Board, its committees, and its leadership. These and other critical governance processes are reflected in the Corporate Governance Guidelines and the various Committee Charters that are available on the Company’s website at www.seacormarine.com. The Board has also provided mechanisms for stockholders to communicate in writing with the Non-Executive Chairman of the Board, with the non-management and/or independent directors, and with the full Board on matters of significance. These processes are outlined below under “Communications with the Board or Independent Directors”.

Board of Directors and Director Independence

The business and affairs of the Company are managed under the direction of the Board. The Company’s Third Amended and Restated By-Laws (the “By-Laws”) provide that the Board will consist of not less than five and not more than twelve directors. Currently, the Board is comprised of seven directors. In connection with the Annual Meeting, each of our Non-Executive Chairman Charles Fabrikant and Robert D. Abendschein informed the Nominating and Corporate Governance Committee that they would not stand for re-election at the Annual Meeting. The Board, upon recommendation of the Nominating and Corporate Governance Committee, decided not to nominate replacement nominees to stand for election at the Annual Meeting. The Board has determined that as a result of Messrs. Fabrikant’s and Abendschein’s decisions not to stand for re-election, immediately upon the conclusion of the Annual Meeting, the Board will decrease the size of the Board to five and expects to appoint a director to serve as Chairman of the Board.

During 2020, the Board held six meetings. The Board also took action pursuant to unanimous written consent on seven other occasions. Each of the current directors attended at least 75% of the combined total meetings of the full Board and the committees during the period on which he or she served in 2020. We encourage members of our Board to attend our Annual Meeting of Stockholders. All members of our Board attended the 2020 Annual Meeting and plan to virtually attend the 2021 Annual Meeting.

Our Board consults with legal counsel to ensure that the Board’s independence determinations are consistent with all relevant securities and other laws and regulations regarding director independence. To assist in the Board’s independence determinations, each director completed materials designed to identify any relationships that could affect the director’s independence. In addition, through discussions among our directors, a subjective analysis of independence is undertaken by the Nominating and Corporate Governance Committee. Our Board is currently comprised of a majority of independent directors, with the Board having made the affirmative determination that each of Messrs. Robert D. Abendschein, Andrew R. Morse and R. Christopher Regan, and Ms. Julie Persily, is independent as such term is defined by the applicable rules and regulations of the NYSE. Additionally, each of these directors meets the categorical standards for independence established by the Board (the “SEACOR Marine Categorical Standards”). As a result of the decisions by both of Messrs. Fabrikant and Abendschein not to stand for re-election at the Annual Meeting, a majority of the nominees for director are independent and upon their election the Board will maintain compliance with all applicable NYSE listing standards. A copy of the SEACOR Marine Categorical Standards is available on the Company’s website at www.seacormarine.com by navigating to “Investors,” and clicking “Corporate Governance” (entitled “Director Independence Standards”). The Company’s website and the information contained therein or connected thereto shall not be deemed to be incorporated into this Proxy Statement.

The schedule of Board meetings is made available to directors in advance along with the agenda for each meeting so that they may review and request changes. Directors also have unrestricted access to management at all times and regularly communicate informally with management on an assortment of topics. The Company’s Chief Executive Officer hosts a monthly conference call with the Directors and other senior management to discuss recent business developments and other matters.

Pursuant to the note purchase agreement (the “Note Purchase Agreement”) and the investment agreement (the “Investment Agreement”), which the Company entered into with investment funds managed and controlled by Carlyle in connection with the issuance of the Convertible Notes (as defined below), the Company must use reasonable best efforts, subject to its directors’ fiduciary duties, to cause a person designated by Carlyle (if Carlyle so chooses) to be appointed as a director on the Board, if Carlyle, solely as a result of the conversion of the Convertible Notes for shares of our Common Stock, collectively owns or continues to own (or would own upon conversion), 10.0% or more of our outstanding common shares on a fully-diluted basis. Carlyle was also provided a right to appoint a board observer under certain circumstances. During 2017 and the beginning of 2018, Ferris Hussein served on the Board as the director designated by Carlyle until April 17, 2018 when he resigned. Since Mr. Hussein’s resignation from the Board, Carlyle has determined not to exercise its right to designate a director. A representative of Carlyle observes meetings of the Board pursuant to Carlyle’s observer rights under the Note Purchase Agreement. This observation right will terminate at the time Carlyle owns less than $50.0 million in aggregate principal amount of the convertible notes issued under the Note Purchase Agreement (the “Convertible Notes”) or a combination of the Convertible Notes and our Common Stock representing less than 5.0% of our Common Stock outstanding on a fully diluted basis, assuming the conversion of all of the Convertible Notes and warrants to purchase our Common Stock held by Carlyle. Carlyle has exercised this observer right with respect to most board meetings during 2020 and we expect they will continue to do so as long as they maintain that right under the Investment Agreement.

Executive Sessions

Directors meet at regularly scheduled executive sessions without any members of management present to discuss issues relating to management performance and any other issue that may involve a potential conflict of interest with management. Executive sessions are generally presided over by the Company’s Non-Executive Chairman, Charles Fabrikant, who is responsible for:

•	chairing executive sessions of Board meetings, which include meetings to evaluate and review the performance of the Chief Executive Officer; and

•	advising members of management and members of the Board, where necessary, with respect to the Board’s strategic review of operations and significant transactions.

In the absence of the Non-Executive Chairman, executive sessions are presided over by the Company’s Lead Independent Director, Andrew Morse (or in the absence of the Lead Independent Director, any other independent director), who is also responsible for:

•	chairing executive sessions of the independent directors of the Board;

•

conferring with the Chief Executive Officer and serving as a liaison between the independent directors (who also have direct and complete access to the Chief Executive Officer) and the Chief Executive Officer, including providing the Chief Executive Officer with feedback from executive sessions of the independent directors;

•	acting on behalf of the Company to communicate corporate governance matters to the Company’s stockholders; and

•	together with the Nominating and Corporate Governance Committee, presiding over the Board’s self-evaluation.

Committees of the Board of Directors

The Board has established the following committees, each of which operates under a written charter that has been posted on the Company’s website at www.seacormarine.com. The website and the information contained therein or connected thereto shall not be deemed to be incorporated into this Proxy Statement.

Audit Committee

During 2020, the Audit Committee was comprised of three members: Messrs. Morse and Regan, and Ms. Persily, all of whom continue to serve on the Audit Committee. Mr. Morse is the Audit Committee Chairman. The Board has determined that Mr. Morse is an “audit committee financial expert” for purposes of the rules of the Securities and Exchange Commission (“SEC”). In reaching this determination, the Board considered, among other things, Mr. Morse’s over 25 years of experience as an investment banker, in addition to other experience that is described below. In addition, the Board determined that each member of the Audit Committee is financially literate, as required under the NYSE standards, and is considered independent, as defined by the rules of the NYSE applicable to Audit Committee members, Section 10A(m)(3) of the Securities Exchange Act of 1934 and in accordance with the SEACOR Marine Categorical Standards. The Audit Committee is expected to meet at least quarterly. The Audit Committee met six times during 2020 and it also took action pursuant to unanimous written consent on two other occasions.

Committee Function. The Audit Committee assists the Board in fulfilling its responsibility to oversee, among other things:

•

the conduct and integrity of management’s execution of the Company’s financial reporting process, including the reporting of any material events, transactions, changes in accounting estimates or changes in important accounting principles and any significant issues as to adequacy of internal controls;

•

the selection, performance, qualifications and compensation of the Company’s independent registered public accounting firm (including its independence), their conduct of their annual audit and their engagement for any other services;

•	the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof;

•	the Company’s systems of internal accounting and financial and disclosure controls and procedures, and the annual independent audit of the Company’s financial statements;

•

risk management and controls, which includes assisting management with identifying and monitoring risks, developing effective strategies to mitigate risk, and incorporating procedures into its strategic decision-making (and reporting developments related thereto to the Board);

•	the processes for handling complaints relating to accounting, internal accounting controls and auditing matters;

•	the Company’s legal and regulatory compliance;

•	the annual self-evaluation of the Board’s performance;

•	the Company’s code of ethics as established by management and the Board; and

•	the preparation of the Audit Committee report required by the SEC rules to be included in the Company’s annual proxy statement.

The Audit Committee’s role is one of oversight. Management is responsible for preparing the Company’s financial statements and the independent registered public accounting firm is responsible for auditing those financial statements. Management has more time, knowledge and detailed information about the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee will not provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent registered public accounting firm’s work.

Compensation Committee

During 2020, the Compensation Committee was comprised of three members: Messrs. Regan, Morse and Abendschein, all of whom continue to serve on the Compensation Committee. We expect that in light of Mr. Abendschein’s decision not to stand for re-election at the Annual Meeting, immediately upon consummation of the Annual Meeting Ms. Persily will be appointed to the Compensation Committee. Mr. Regan is the Compensation Committee Chairman. The Board has determined that each member of the Compensation Committee is independent, as defined by the rules of the NYSE applicable to Compensation Committee members and in accordance with the SEACOR Marine Categorical Standards. The Compensation Committee met four times during 2020 and it also took action pursuant to unanimous written consent on one other occasion.

Committee Function. Pursuant to its charter, the Compensation Committee is primarily responsible for, among other things:

•	reviewing and evaluating all of the Company’s compensation practices;

•	reviewing and approving the compensation of the Chief Executive Officer and the Company’s other executive officers;

•	reviewing director compensation at least annually, in consultation with the Nominating and Corporate Governance Committee when appropriate, and recommending any changes to the Board for approval;

•	reviewing and making recommendations to the Board for the approval of changes in incentive compensation and equity-based compensation plans; and

•	conducting an annual self-evaluation of its own performance, including its effectiveness and compliance with its charter.

The Chairman of the Compensation Committee sets the agenda for the meetings of the Compensation Committee with the input from the Company’s executive management. Members of executive management may also attend meetings, if requested. At each meeting, the Compensation Committee has the opportunity to meet in executive session. When the Compensation Committee acts without the approval of the full Board, the Chairman of the Compensation Committee reports the Compensation Committee’s actions regarding compensation to the full Board. The Compensation Committee has the sole authority to retain, obtain the advice of, and terminate, any compensation consultants, independent legal counsel or other advisors to assist the Compensation Committee in its discharge of its duties and responsibilities, including the evaluation of director or executive officer compensation.

Compensation Committee Interlocks and Insider Participation. None of the current members of the Compensation Committee is or ever was an officer or employee of the Company. During 2020, none of the Company’s executive officers served as a director or member of the compensation committee of any other entity whose executive officers serve on the Board or the Compensation Committee. Mr. Abendschein is the Executive Vice President and Head of Operations at Talos Energy Inc. (together with its subsidiaries and affiliates, “Talos Energy”). Talos Energy is a customer of the Company and its subsidiaries, primarily with respect to the chartering of liftboats and other vessels. During the fiscal year ended 2020, the Company received approximately $1.5 million from Talos Energy from ordinary course services provided by the Company.

Nominating and Corporate Governance Committee

During 2020, the Nominating and Corporate Governance Committee was comprised of three members: Messrs. Regan and Morse, and Ms. Persily, all of whom continue to serve on the Nominating and Corporate Governance Committee. Mr. Regan is the Nominating and Corporate Governance Committee Chairman. The Board has determined that each member of the Nominating and Governance Committee is independent, as defined by the rules of the NYSE and in accordance with the SEACOR Marine Categorical Standards. The Nominating and Corporate Governance Committee met three times during 2020 and it also took action pursuant to unanimous written consent on one other occasion.

Committee Function. The Nominating and Corporate Governance Committee assists the Board with:

•

identifying, screening and reviewing individuals qualified to serve as directors and recommending to the Board candidates for election at the Company’s annual meeting of stockholders and to fill vacancies on the Board;

•

developing, recommending and implementing modifications, as appropriate, to the Company’s Corporate Governance Guidelines and policies and procedures for identifying and reviewing candidates for the Board, including policies and procedures relating to candidates for the Board submitted for consideration by stockholders;

•

reviewing the composition of the Board as a whole, including whether the Board reflects the appropriate balance of independence, sound judgment, business specialization, technical skills, diversity and other desired qualities;

•	reviewing periodically the size of the Board and recommending any appropriate changes;

•	overseeing the evaluation of the Board and management;

•	recommending changes in director compensation in consultation with the Compensation Committee when appropriate;

•	reviewing, on a regular basis, the overall corporate governance of the Company and recommending to the Board improvements when necessary; and

•

overseeing the Company’s environmental, social and governance (“ESG”) program and sustainability initiatives and working with the Sustainability Council to ensure the Company’s goals with respect to ESG and sustainability practices are addressed and met.

Selection of Nominees for the Board of Directors. To fulfill its responsibility to recruit and recommend to the full Board nominees for election as directors, the Nominating and Corporate Governance Committee reviews the composition of the full Board at least annually to determine the qualifications and areas of expertise needed to further enhance the composition of the Board and works with management in attracting candidates with those qualifications.

In identifying new director candidates, the Nominating and Corporate Governance Committee seeks advice and names of candidates from Nominating and Corporate Governance Committee members, other members of the Board, members of management and other public and private sources. The Nominating and Corporate Governance Committee, in formulating its recommendation of candidates to the Board, considers each candidate’s personal qualifications and how such personal qualifications effectively address the then perceived current needs of the Board. Appropriate personal qualifications and criteria for membership on the Board include the following:

•	experience investing in and/or guiding complex businesses as an executive leader or as an investment professional within an industry or area of importance to the Company;

•	proven judgment and competence, substantial accomplishments, and prior or current association with institutions noted for their excellence;

•	complementary professional skills and experience addressing the complex issues facing a multifaceted international organization; and

•	an understanding of the Company’s businesses and the environment in which it operates.

The Nominating and Corporate Governance Committee also considers the diversity of the Board as well as potential candidates as to business experiences, educational and professional backgrounds and gender, race and ethnicity in recruiting and recommending candidates for election.

After the Nominating and Corporate Governance Committee completes its evaluation, it presents its recommendations to the Board for consideration and approval. The Nominating and Corporate Governance Committee has the power to retain outside counsel, director search and recruitment consultants or other experts and will receive from the Company adequate funding, as determined by the Nominating and Corporate Governance Committee, for payment of reasonable compensation to such advisors.

Having evaluated the Board candidates set forth below under Proposal No. 1 pursuant to these processes and criteria, the Nominating and Corporate Governance Committee recommended, and the Board determined to nominate, each of the persons named below for election.

Stockholder Recommendations. The Nominating and Corporate Governance Committee will consider director candidates suggested by the Company’s stockholders provided that the recommendations are made in accordance with the same procedures required under the By-Laws for nomination of directors by stockholders. For instance, stockholder nominations must comply with the notice provisions described under “Stockholder Proposals for the 2022 Annual Meeting” below. Stockholder nominations that comply with these procedures and that meet the criteria outlined therein will receive the same consideration that the Nominating and Corporate Governance Committee’s nominees receive. The Company will report any material change to this procedure in an appropriate filing with the SEC and will make any such changes available promptly on the “SEC Filings” section of the Company’s website at www.seacormarine.com.

Communications with the Board or Independent Directors

Stockholders or interested parties who wish to communicate with the Board, the Non-Executive Chairman and/or independent directors, may do so by writing in care of the Company’s Corporate Secretary, indicating by title or name to whom correspondence should be directed. Correspondence should be sent to: SEACOR Marine Holdings Inc., Attn: Corporate Secretary, 12121 Wickchester Lane, Suite 500, Houston, Texas 77079. The independent directors have established procedures for handling communications from stockholders of the Company and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its committees will be forwarded to the Non-Executive Chairman and independent directors. Communications that relate to matters that are within the responsibility of one of the Board committees will be forwarded to the chairperson of the appropriate committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities will be sent to the appropriate executive. Solicitations, junk mail and obviously frivolous or inappropriate communications will not be forwarded, but will be made available to any director who wishes to review them.

The Audit Committee has established procedures for (i) the receipt, retention, and treatment of complaints, reports and concerns regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission of complaints, reports and concerns by employees regarding questionable accounting or auditing matters. These procedures are published on the Company’s website, at www.seacormarine.com by navigating to “Investors,” and clicking “Corporate Governance” (entitled “Procedures for Addressing Complaints”). Such complaints, reports or concerns may be communicated to the Company’s General Counsel or the Chairman of the Audit Committee through a toll-free hotline at +1 (844) 359-7729 or through an internet based reporting tool provided by NAVEX Global (www.seacormarine.ethicspoint.com), each available on an anonymous and confidential basis. Complaints received are logged by the General Counsel, communicated to the Chairman of the Audit Committee and then investigated by the General Counsel under the supervision of the Audit Committee. In accordance with Section 806 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), these procedures prohibit the Company from retaliating against any person who, in good faith, submits an accounting or auditing complaint, report or concern or provides assistance in the investigation or resolution of such matters.

Risk Oversight

The Company’s business, financial condition, results of operations, cash flows and prospects can be adversely affected by risk. The management of risk is central to the success of the Company and requires the involvement of the Board, officers, employees, and internal and independent auditors, all of whom are entrusted to develop a balanced and prudent approach to risk.

The Company has developed and implemented operational controls designed to identify and mitigate risk associated with its financial decisions, operations, legal compliance, business development, changing business conditions, cyber-security and information technology systems. The Chief Executive Officer, with the assistance of the Chief Financial Officer, Chief Accounting Officer, General Counsel, Executive Vice Presidents, Senior Vice Presidents, other key officers and external legal counsel, is responsible for, among other risk management measures:

•	implementing measures designed to ensure the highest standard of safety for personnel, the environment, information technology systems and property in performing the Company’s operations;

•	obtaining appropriate insurance coverage; and

•	evaluating and identifying risk related to the Company’s capital structure after a rigorous assessment of its business activities.

The Board has reviewed and evaluated, and expects to routinely review and evaluate, the Company’s risk profile to ensure that the measures implemented by the Company are adequate to execute and implement the Company’s strategic objectives. Issues related to risk are regularly discussed by the Chief Executive Officer and the rest of the senior management team with members of the Board both through informal communications, such as e-mail, telephone conference and in-person meetings, and during formal Board meetings. Senior management makes formal presentations to the Board regarding risk management issues at least once per year. Our Non-Executive Chairman, as well as certain other Board members, are intimately familiar with the risks associated with the types of assets managed and owned by the Company and routinely engage in dialogue with the Chief Executive Officer and appropriate members of senior management regarding such risks. In addition, when the Board reviews particular transactions and initiatives that require Board approval, or that otherwise merit Board involvement, the Board generally includes related risk analysis and mitigation plans among the matters addressed with management.

The Audit Committee, together with senior management, works to respond to recommendations from internal and external auditors and supervisory authorities regarding the Company’s compliance with internal controls and disclosure controls and procedures, and other factors that could interfere with the successful implementation of the Company’s strategic plan. The Audit Committee also reviews the adequacy of the Company’s risk management policies and procedures and meets privately with Company employees and the

General Counsel to consider recommendations regarding policies related to risk management. In addition, senior management works closely with the General Counsel to facilitate compliance with foreign and domestic laws and regulations. The General Counsel also reports to the Board on Company programs and initiatives that educate employees on these laws, regulations and any updates thereto, and facilitates the Company’s compliance therewith.

The Nominating and Corporate Governance Committee oversees the Company’s ESG program and sustainability initiatives. 2020 was a transformative year for the Company, having made significant efforts to enhance its ESG program and sustainability initiatives by, among other things, establishing a Sustainability Council. The Sustainability Council has made an immediate impact on the Company’s initiatives in this area. See “ESG and Sustainability Council” for additional information.

The Board believes that senior management’s procedures, combined with Board, Audit Committee and Nominating and Corporate Governance Committee oversight, enable the Company to properly and comprehensively assess risk from both an enterprise-wide and divisional perspective, thereby managing and observing the most substantive risks at each level within the Company.

Code of Business Conduct and Ethics

The Board has adopted a set of Corporate Governance Guidelines, a Code of Business Conduct & Ethics and a Supplemental Code of Ethics. A copy of each of these documents, along with the charters of each of the committees described above, is available on the Company’s website at www.seacormarine.com and is also available to stockholders in print without charge upon written request to the Company’s Investor Relations Department, 12121 Wickchester Lane, Suite 500, Houston, Texas 77079.

The Corporate Governance Guidelines address areas such as director responsibilities and qualifications, director compensation, management succession, board committees and annual self-evaluation. The Code of Business Conduct & Ethics is applicable to the Company’s directors, officers and employees and the Supplemental Code of Ethics is applicable to the Company’s Chairman, the Company’s Chief Executive Officer, the Chief Financial Officer and other senior financial officers. The Company will disclose future amendments to, or waivers from, certain provisions of the Supplemental Code of Ethics on its website within two business days following the date of such amendment or waiver.

ESG and Sustainability Council

On September 17, 2020, the Company announced the formation of a sustainability council to oversee the Company’s enhanced ESG program (the “Sustainability Council”). In conjunction with this announcement, the Sustainability Council published an ESG presentation and launched a new section of the Company’s website to highlight both the Company’s track record of sustainable practices, as well as its plans to further enhance its ESG efforts.

The Sustainability Council is a committee of the Company’s officers and employees that reports to the Nominating and Corporate Governance Committee and includes senior executives, operational heads, and safety and health, compliance, and human resources professionals, led by the Company’s Chief Executive Officer. The Sustainability Council collaborates and drives initiatives on all matters related to sustainability, including, but not limited to environmental protection, clean energy technology, social responsibility, employee, contractor and community engagement, health and safety, and community empowerment. Together with the Board of Directors, the Sustainability Council helps establish sustainability goals and integrate them into strategic and tactical business activities across the Company to contribute to risk management and long-term value for all stakeholders.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

The Board has nominated the people listed below for election as directors, each to serve until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. Although not anticipated, if any of the nominees becomes unavailable for any reason, the Board in its discretion may designate a substitute nominee. If a stockholder has filled out the accompanying proxy card, that stockholder’s vote will be cast for the substitute nominee.

The following table sets forth information with respect to each nominee for election as a director as of the date of this Proxy Statement:

Name	Age	Position	Director Since
John Gellert	51	President, Chief Executive Officer	June 2017
Andrew R. Morse(1)(2)(3)	75	Lead Independent Director	May 2017
R. Christopher Regan(1)(2)(3)	66	Director	May 2017
Julie Persily(2)(3)	55	Director	April 2018
Alfredo Miguel Bejos	42	Director	June 2019

(1)	Member of the Compensation Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Audit Committee

Standing Director Nominees

John Gellert has served as the President, Chief Executive Officer and a member of the Board since June 1, 2017. Prior to the spin-off of the Company from SEACOR Holdings on June 1, 2017 (the “Spin-off”), Mr. Gellert served as the Co-Chief Operating Officer of SEACOR Holdings since February 23, 2015 and President of SEACOR Holdings’ Offshore Marine Services segment since July 2005. Mr. Gellert has also held various financial, analytical, chartering and marketing roles with SEACOR Holdings since June 1992. Mr. Gellert is an officer and director of certain Company subsidiaries. Mr. Gellert serves as President and a member of the Executive Committee of International Support Vessel Owners Association, a member of the Board of Directors of Offshore Marine Service Association, an ex-officio member of the Executive Committee of National Ocean Industries Association, and a member of Executive Council at Cohesive Capital Management, L.P. Mr. Gellert graduated from Harvard College.

We believe that as the Company’s Chief Executive Officer, Mr. Gellert provides valuable insight to the Board on the Company’s day-to-day operations. In addition, Mr. Gellert’s long tenure with the Company allows him to provide valuable insight to the Board about the competitive dynamics of our industry.

Andrew R. Morse has been a member of the Board since his appointment in May 2017 and has served as Lead Independent Director since November 2020. Mr. Morse served on the SEACOR Holdings board of directors from June 1998 to May 2017. Mr. Morse has been a Managing Director and Senior Portfolio Manager of Morse, Towey and White, a wealth management unit of High Tower Advisors Inc., a Chicago based firm of investment advisors since July 31, 2010. In addition, Mr. Morse has served on the Board of Directors and on the Audit Committee of High Tower Advisors Inc. from July 31, 2010 until January 2018. Mr. Morse was a Managing Director and Senior Portfolio Manager of UBS Financial Services, Inc., from October 2001 until July 2010. Mr. Morse was Senior Vice President-Investments of Salomon Smith Barney Inc. of New York, an investment banking firm, and Smith Barney Inc., its predecessor, from March 1993 to October 2001. Mr. Morse sits on numerous philanthropic boards and is Treasurer of the American Committee of the Weizmann Institute of Science. Mr. Morse served as a director of Seabulk International, Inc., both before and following its merger with SEACOR Holdings in July 2005 until March 2006. In December 2015, Mr. Morse became a member of the Board of Managers of KGP Realty, a private residential property management company.

We believe that Mr. Morse’s deep experience in wealth management and corporate finance provides a valuable resource to the Board, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Morse’s finance experience through advising high net worth individuals and investment entities adds a valuable perspective to the Board. In addition, foreign governments have sought his experience on international corporate finance with respect to issues such as complex energy crisis management and other significant matters of public policy related to our business.

R. Christopher Regan has been a member of the Board since his appointment in May 2017. Mr. Regan served on the SEACOR Holdings board of directors from September 7, 2005 to May 2017. Mr. Regan is Co-Founder and, since March 2002, Managing Director, of The Chartis Group, a management consultancy group offering strategic, operational, risk management, governance and compliance advice to U.S. healthcare providers, suppliers and payers. Prior to co-founding The Chartis Group in 2001, Mr. Regan served from March 2001 to December 2001 as President of H-Works, a healthcare management consulting firm and a division of The Advisory Board Company. From January 2000 through December 2000, Mr. Regan served as Senior Vice President of Channelpoint, Inc., a healthcare information services company. Mr. Regan also serves as a Trustee of Hamilton College.

We believe that Mr. Regan’s experience providing advice regarding business valuations, risk management, financial governance and compliance adds to the Board’s breadth of experience on these important factors. This experience also provides significant value to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Julie Persily has been a member of the Board since April 27, 2018. Since 2013, Ms. Persily has served on the board of directors of Investcorp Credit Management BDC, a NASDAQ listed business development company that invests in middle market companies, as a member of its audit and nominating committees and as chair of its compensation and valuation committees. Since 2017, Ms. Persily has served on the board of directors of Runway Growth Capital, a business development company that provides secured loans to early stage growth and venture-backed companies in the U.S., and as a member of its audit and governance committees. Ms. Persily has a deep breadth of experience in the finance and capital market industries, having held various roles at Citigroup for nearly 10 years, including serving as the co-head of Citigroup’s leveraged finance group for over two years and head of acquisition finance prior thereto. Ms. Persily also formerly served as co-head of Leveraged Finance and Capital Markets at Nomura Securities. Ms. Persily holds a BA in Economics and Psychology from Columbia College and an MBA in Finance and Accounting from Columbia Business School.

We believe Ms. Persily’s experience and relationships in the financial sector, as well as her knowledge and understanding of corporate governance matters, adds to the Board’s deep bench of experience, and serves as an asset to the Audit Committee and the Nominating and Corporate Governance Committee.

Alfredo Miguel Bejos has been a member of the Board since June 11, 2019. Mr. Miguel has been President and Chief Executive Officer of Proyectos Globales de Energía y Servicios CME, S.A. de C.V. (“CME”) since 2012 and Executive President of Helicópteros Bell de México, S. de R.L. de C.V. since 2009. Mr. Miguel has extensive finance experience having held various positions in the finance area of Banco Santander Mexico from 2000 until 2002. Mr. Miguel has served as an independent member of several board of directors, including current memberships on the boards of the airline Volaris and Pure Leasing, positions which he has held since 2006. Mr. Miguel is also a member of the Costumer Advisory Panel at Bell Helicopter, a leading company in helicopter manufacturing. Mr. Miguel holds a BA from Universidad Iberoamericana.

We believe that Mr. Miguel’s industry experience, specifically his extensive experience in the international energy and infrastructure sector, as well as his broad knowledge gained from serving on multiple board of directors in the transportation industry will add a diverse perspective to the Board.

Voting

Directors will be elected by a plurality of the votes cast virtually or by proxy at the Annual Meeting. If you do not wish your shares to be voted for any particular nominee, please identify any nominee for whom you “withhold authority” to vote on the enclosed proxy card.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock by all persons (including any “group” as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who were known by the Company to be the beneficial owners of more than 5.0% of the outstanding Common Stock as of April 1, 2021, other than the Company’s executive officers and directors. As of April 1, 2021, 24,194,383 shares of the Common Stock were issued and outstanding.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
T. Rowe Price Associates, Inc.(1) 100 E. Pratt Street Baltimore, MD 21202	4,143,035	17.12%
Flat Footed LLC and Marc Anderson(2) 3465 N Pines Way, Suite 104 Box 206 Wilson, WY 83014	1,409,489	5.83%

(1)

According to Amendment No. 4 to its Schedule 13G amendment filed with the SEC on February 16, 2021 by T. Rowe Price Associates, Inc. (“Price Associates”), Price Associates has sole voting power with respect to 1,272,561 shares of Common Stock and sole dispositive power over 4,143,035 shares of Common Stock as of December 31, 2020. These shares are owned by various individual and institutional investors, for which Price Associates serves as an investment adviser and, for purposes of the reporting requirements of the Exchange Act, may be deemed to beneficially own 4,143,035 shares of Common Stock; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such shares. Price Associates does not serve as custodian of the assets of any of its clients; accordingly, in each instance only the client or the client’s custodian or trustee bank has the right to receive dividends paid with respect to, and proceeds from the sale of, the Common Stock. The ultimate power to direct the receipt of dividends paid with respect to, and the proceeds from the sale of, the Common Stock, is vested in the individual and institutional clients which Price Associates serves as an investment adviser. Any and all discretionary authority which has been delegated to Price Associates may be revoked in whole or in part at any time. Not more than 5.0% of the shares of Common Stock is owned by any one client subject to the investment advice of Price Associates. With respect to the Common Stock owned by any one of the registered investment companies sponsored by Price Associates which it also serves as investment adviser (the “T. Rowe Price Funds”), only the custodian for each of such T. Rowe Price Funds, has the right to receive dividends paid with respect to, and proceeds from the sale of, such securities. No other person is known to have such right, except that the shareholders of each such T. Rowe Price Fund participate proportionately in any dividends and distributions so paid.

(2)

According to a Schedule 13G filed with the SEC on February 12, 2021 by Flat Footed LLC (“Flat Footed”) and Mr. Marc Anderson, Flat Footed and Mr. Anderson have shared voting power with respect to 1,409,489 shares of Common Stock and shared dispositive power with respect to 1,409,489 shares of Common Stock as of December 31, 2020. Flat Footed is an investment advisor that serves as the investment manager to various private funds (“Funds”) and as sub-advisor to other private funds (“Other Funds”), which hold securities for the benefit of their investors. Mr. Andersen, as Managing Member of Flat Footed, with the power to exercise investment and voting discretion, may be deemed to be the beneficial owner of all shares of Common Stock held by the Funds and by the Other Funds. Pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended, each of the Funds expressly disclaims beneficial ownership over any of the securities reported in this statement, and the filing of this statement shall not be construed as an admission that any of the Funds are the beneficial owner of any of the securities reported herein.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth information regarding beneficial ownership of our Common Stock by: (i) each current director of the Company; (ii) each named executive officer of the Company (referred to as a “Named Executive Officer” or “NEO” throughout this Proxy Statement); and (iii) all current directors and executive officers of the Company as a group. Except where otherwise indicated in the footnotes to the table, all beneficial ownership information set forth below is as of April 1, 2021. As of April 1, 2021, 24,194,383 shares of Common Stock were issued and outstanding.

Name and Address(1)	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Current Directors and Named Executive Officers:
Charles Fabrikant(3)	1,206,378	4.99%
John Gellert(4)	870,510	3.60%
Jesús Llorca(5)	337,680	1.40%
Gregory Rossmiller(6)	143,272	*
Andrew R. Morse(7)	94,183	*
R. Christopher Regan(8)	132,863	*
Robert D. Abendschein(9)	119,644	*
Julie Persily(10)	45,952	*
Alfredo Miguel Bejos(11)	1,093,903	4.52%
All current directors and executive officers as a group (10 individuals)(12)	4,208,234	17.39%

* Represents less than 1.0%

(1)	Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o SEACOR Marine Holdings Inc., 12121 Wickchester Lane, Suite 500, Houston, Texas 77079.

(2)

The information contained in the table above reflects “beneficial ownership” of Common Stock within the meaning of Rule 13d-3 under the Exchange Act. Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive power. Beneficial ownership information for each individual reflected in the table above includes shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days after April 1, 2021 held by such person and shares of restricted stock over which such person exercises sole voting power.

(3)

Includes (i) 501,630 shares of Common Stock that are owned directly by Mr. Fabrikant, (ii) 93,606 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 1, 2021, (iii) 360,414 shares of Common Stock owned by Fabrikant International Corporation, of which he is President, (iv) 65,459 shares owned by VSS Holding Corporation, of which he is President and sole stockholder, (v) 12,064 shares owned by the Sara J. Fabrikant 2012 GST Exempt Trust, of which he is a trustee, (vi) 14,406 shares owned by Sara Fabrikant, his wife, (vii) 19,097 shares owned by the Estate of Elaine Fabrikant, over which he is the executor, (viii) 60,324 shares owned by the Charles Fabrikant 2012 GST Exempt Trust, of which his wife is a trustee, (ix) 804 shares owned by the Harlan Saroken 2009 Family Trust, of which his wife is a trustee, (x) 804 shares owned by the Eric Fabrikant 2009 Family Trust, of which his wife is a trustee, (xi) 42,348 shares owned by the Charles Fabrikant 2009 Family Trust, of which he is a trustee and (xii) 35,422 shares owned by Victoria Transport Corporation, of which he is President. Mr. Fabrikant has determined not to stand for re-election at the Annual Meeting.

(4)

Includes (i) 153,720 shares of Common Stock that are owned directly by Mr. Gellert, (ii) 318,574 shares of restricted stock over which Mr. Gellert exercises sole voting power, (iii) 177,499 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 1, 2021, (iv) 86,756 shares of Common Stock that Mr. Gellert may be deemed to own through his interest in, and control of, JMG Assets LLC, (v) 38,803 shares of Common Stock contributed to a grantor retained annuity trust by MCG Assets LLC, of which he is the manager and, as such, has the power to direct the voting and disposition of the shares, and of which he disclaims beneficial ownership except to the extent of his pecuniary interest in the shares, and (vi) 95,158 shares of Common Stock owned by JMG GST LLC, of which he is the manager.

(5)

Includes (i) 26,771 shares of Common Stock that are owned directly by Mr. Llorca, (ii) 210,911 shares of restricted stock over which Mr. Llorca exercises sole voting power, and (iii) 99,998 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 1, 2021.

(6)

Includes (i) 13,838 shares of Common Stock that are owned directly by Mr. Rossmiller, (ii) 95,684 shares of restricted stock over which Mr. Rossmiller exercises sole voting power, and (iii) 33,750 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 1, 2021.

(7)	Includes 46,838 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 1, 2021.

(8)

Includes (i) 24,025 shares of Common Stock that are owned directly by Mr. Regan, (ii) 46,838 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 1, 2021, and (iii) 62,000 shares of Common Stock owned by RC Regan Trust, of which his spouse is trustee.

(9)

Includes 30,138 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 1, 2021. Mr. Abendschein has determined not to stand for re-election at the Annual Meeting.

(10)	Includes 30,138 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 1, 2021.

(11)

Includes (i) 69,978 shares of Common Stock that are owned directly by Mr. Miguel and (ii) 23,925 shares of Common Stock issuable upon the exercise of outstanding stock options that are exercisable or will become exercisable within 60 days of April 1, 2021. Additionally, CME is the holder of 1,000,000 shares of Common Stock. The amount included in the table reflects beneficial ownership by Mr. Miguel of all 1,000,000 shares of Common Stock held by CME. Mr. Miguel is the President, Chief Executive Officer and owner of 51.0% of the shares of CME. Mr. Miguel’s mother, Dora Ginette Bejos Checa, is the owner of 49.0% of the shares of CME. As a controlling shareholder of CME, Mr. Miguel may be deemed to be the beneficial owner of the Company’s Common Stock through CME.

(12)

The number of shares of our Common Stock owned by all current directors and executive officers includes (i) 723,478 shares of restricted stock over which executive officers exercise sole voting power and (ii) 631,480 shares of Common Stock issuable upon the exercise of options that are exercisable or will become exercisable within 60 days after April 1, 2021.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of our Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities of our Company.

To the best of our knowledge, based solely on a review of the copies of such reports filed with the SEC and written representations from our directors and executive officers, we believe all reports required to be filed with the SEC pursuant to Section 16(a) during 2020 were filed in a timely manner except for the following Form 3 and Form 4 amendments filed by Mr. Miguel on August 31, 2020 in respect of filings made in 2019: (i) a Form 3 amendment to correct the original Form 3 filed by Mr. Miguel on June 12, 2019 which overstated the shares held indirectly by CME by 28,014 shares, (ii) a Form 4 amendment to correct the original Form 4 filed by Mr. Miguel on June 12, 2019 which omitted the sale of 5,724 shares by CME on June 11, 2019, and (iii) a Form 4 amendment to correct the original Form 4 filed by Mr. Miguel on November 13, 2019 which incorrectly reported a sale of 5,967 shares by Mr. Miguel on November 13, 2019, when the correct number of shares sold on November 13, 2019 was 6,167 shares.

COMPENSATION OF DIRECTORS

The Compensation Committee, in consultation with the Nominating and Corporate Governance Committee, when appropriate, evaluates the status of Board compensation in relation to comparable U.S. companies (in terms of size, business sector, etc.) and report findings and recommendations to the Board, including recommendations for approval of changes to compensation. Directors who are also employees of the Company receive no remuneration by reason of such directorship and are not compensated for attending meetings of the Board or standing committees thereof.

During 2020, non-employee directors were paid an annual retainer of $50,000 and such directors are also eligible to participate in the SEACOR Marine Holdings Inc. 2020 Equity Incentive Plan (the “2020 Plan”) that is administered by the Compensation Committee. Historically, annual equity awards are granted to non-employee directors in June of each year. Given the volatility of the Company’s stock price during 2020, the Company’s stock price had dropped significantly in the months prior to June 2020. In order to account for this volatility in a way that was equitable to both directors and shareholders alike, for purposes of calculating the number of shares of Common Stock and stock options to purchase shares of Common Stock (“Stock Options”) granted to the non-employee directors, the Compensation Committee determined it was appropriate to use the same stock price that the Compensation Committee used to calculate the number of restricted shares granted to NEOs in March of 2020, and the same Black-Scholes value used to calculate the number of Stock Options granted to NEOs in March of 2020. By using these March 2020 values, the number of shares of Common Stock and Stock Options granted to the non-employee directors in respect of their 2020 annual equity retainer was significantly reduced, given that the Company’s stock price had decreased significantly from March 2020 to June 2020.

On June 9, 2020, upon the recommendation of the Compensation Committee, including with respect to the methodology described above for the calculation of the number of equity awards granted, the Board granted each non-employee director (with the exception of Mr. Fabrikant) an annual equity award with a grant date fair value of $84,696, comprised of 6,507 shares of Common Stock and 15,996 Stock Options. Mr. Fabrikant was granted an annual equity award with a grant date fair value of $169,391, comprised of 13,014 shares of Common Stock and 31,992 Stock Options. In addition, the Board determined that each non-employee director serving on a committee of the Board be compensated for such service as follows: (i) each committee member of the Audit Committee was granted an annual equity award with a grant date fair value of $6,300, comprised of 1,435 shares of Common Stock (with the exception of Mr. Morse, who was granted an annual equity award with a grant date fair value of $12,599, comprised of 2,870 shares of Common Stock as the chairperson of the Audit Committee), (ii) each committee member of the Compensation Committee was granted an annual equity award with a grant date fair value of $6,300, comprised of 1,435 shares of Common Stock (with the exception of Mr. Regan, who was granted an annual equity award with a grant date fair value of $12,599, comprised of 2,870 shares of Common Stock as the chairperson of the Compensation Committee) and (iii) each committee member of the Nominating and Corporate Governance Committee was granted an annual equity award with a grant date fair value of $3,152, comprised of 718 shares of Common Stock (with the exception of Mr. Regan, who was granted an annual equity award with a grant date fair value of $6,300, comprised of 1,435 shares of Common Stock as the chairperson of the Nominating and Corporate Governance Committee). The exercise price of the Stock Options granted was equal to the fair market value per share of Common Stock on the date of grant. The Stock Options and the shares of Common Stock were fully vested as of the date of grant.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

The following table shows the compensation of the Company’s non-employee directors for the year ended December 31, 2020.

Name	Fees earned or paid in cash(4) ($)	Stock Awards(5) ($)	Option Awards(5) ($)	Total ($)
Charles Fabrikant(6)	50,000	57,131	112,260	219,391
John Gellert(12)	-	-	-	-
Andrew R. Morse(1)(2)(3)(7)	50,000	50,617	56,130	156,747
R. Christopher Regan(1)(2)(3)(8)	50,000	53,764	56,130	159,894
Robert D. Abendschein(1)(9)	50,000	34,865	56,130	140,995
Julie Persily(2)(3)(10)	50,000	38,017	56,130	144,147
Alfredo Miguel(11)	50,000	28,566	56,130	134,696

(1)	Member of the Compensation Committee.
(2)	Member of the Nominating and Corporate Governance Committee.
(3)	Member of the Audit Committee.
(4)

As stated above, non-employee directors are paid a cash retainer fee at an annual rate of $50,000. Non-employee directors were paid $50,000 during 2020 in respect of the period beginning June 9, 2020 and ending June 7, 2021.

(5)

On June 9, 2020, upon the recommendation of the Compensation Committee, the Board granted each non-employee director (with the exception of Mr. Fabrikant) 6,507 shares of the Company’s Common Stock having a grant date fair value of $28,566 and 15,996 fully-vested stock options to acquire shares of the Company’s Common Stock having a grant date fair value of $56,130. Mr. Fabrikant was granted 13,014 shares of Common Stock having a grant date fair value of $57,131 and 31,992 fully-vested stock options having a grant date fair value of $112,260. In addition, each non-employee director serving on a committee of the Board received compensation as follows: (i) each committee member of the Audit Committee was granted 1,435 shares of Common Stock having a grant date fair value of $6,300 (with the exception of Mr. Morse, who was granted 2,870 shares of Common Stock having a grant date fair value of $12,599 as the chairperson of the Audit Committee), (ii) each committee member of the Compensation Committee was granted 1,435 shares of Common Stock having a grant date fair value of $6,300 (with the exception of Mr. Regan, who was granted 2,870 shares of Common Stock having a grant date fair value of $12,599 as the chairperson of the Compensation Committee) and (iii) each committee member of the Nominating and Corporate Governance Committee was granted 718 shares of Common Stock having a grant date fair value of $3,152 (with the exception of Mr. Regan, who was granted 1,435 shares of Common Stock having a grant date fair value of $6,300 as the chairperson of the Nominating and Corporate Governance Committee). The dollar amount of stock and option awards set forth in this column is equal to the grant date fair value of such stock and option awards calculated in accordance with FASB ASC Topic 718 without regard to forfeitures. Discussion of the policies and assumptions used in the calculation of the compensation cost are set forth in Note 16 of the Consolidated Financial Statements in the Company’s 2020 Annual Report on Form 10-K filed with the SEC on March 12, 2021.

(6)	As of December 31, 2020, Mr. Fabrikant held 93,606 outstanding options to acquire shares of the Company’s Common Stock, all of which were exercisable.
(7)	As of December 31, 2020, Mr. Morse held 46,838 outstanding options to acquire shares of the Company’s Common Stock, all of which were exercisable.
(8)	As of December 31, 2020, Mr. Regan held 46,838 outstanding options to acquire shares of the Company’s Common Stock, all of which were exercisable.
(9)	As of December 31, 2020, Mr. Abendschein held 30,138 outstanding options to acquire shares of the Company’s Common Stock, all of which were exercisable.

(10)	As of December 31, 2020, Ms. Persily held 30,138 outstanding options to acquire shares of the Company’s Common Stock, all of which were exercisable.
(11)	As of December 31, 2020, Mr. Miguel held 23,925 outstanding options to acquire shares of the Company’s Common Stock, all of which were exercisable.
(12)	Mr. Gellert does not receive any compensation for his services on the Board.

EXECUTIVE COMPENSATION

Currently, the Company is an “emerging growth company” and, under the Jumpstart Our Business Startups Act, is exempt from certain executive compensation disclosures otherwise required by Item 402 of Regulation S-K (including the disclosure required to be provided pursuant to a “Compensation, Discussion & Analysis”), as well as from holding say-on-frequency and say-on-pay advisory votes on executive compensation. However, we are providing certain information related to the Company’s 2020 compensation decisions that should be read in conjunction with the compensation tables provided later in this Proxy Statement. This discussion and the compensation tables that follow set forth the compensation of the following “Named Executive Officers” or “NEOs” of the Company:

•	John Gellert, President and Chief Executive Officer;

•	Jesús Llorca, Executive Vice President and Chief Financial Officer; and

•	Gregory Rossmiller, Senior Vice President and Chief Accounting Officer.

Compensation Actions in Connection with the Spin-off

In connection with the Spin-off, the compensation committee of SEACOR Holdings took certain actions during 2017 to appropriately address the impact of the Spin-off on SEACOR Holdings’ outstanding equity awards. In general, outstanding stock options to acquire shares of SEACOR Holdings’ Common Stock were adjusted to preserve the aggregate intrinsic value of such stock options pre- and post-Spin-off. In addition, the compensation committee of SEACOR Holdings approved the vesting of SEACOR stock options and SEACOR restricted stock awards held by employees of the Company and individuals who joined the Company following the Spin-off. Other than Mr. Rossmiller, who was not an employee at the time, each of the Named Executive Officers received 1.007 restricted shares of the Company’s Common Stock for every restricted share of SEACOR Holdings’ Common Stock held as of the record date for the Spin-off.

Summary of 2020 Compensation Elements

Following the Spin-off, the Company’s Compensation Committee took certain actions and made certain compensation- related decisions that were based on the compensation philosophies and arrangements in place at SEACOR Holdings that the Compensation Committee felt were also appropriate for the Company’s executive officers. For example, the Board adopted the 2017 Plan for the purpose of granting equity-based compensation awards, and in April 2020, the Board adopted the 2020 Plan subject to the approval of the Company’s stockholders. The 2020 Plan was approved by the Company’s stockholders at the 2020 annual meeting. The 2017 Plan and 2020 Plan are collectively referred to herein as the “SEACOR Marine Equity Incentive Plans”. The Compensation Committee also implemented the following executive compensation practices:

•

Three-Year Vesting of Stock Options and Restricted Shares. A portion of each NEO’s long-term incentive grant for 2020 was delivered in the form of stock options and restricted shares that vest ratably over three years.

•

Performance Restricted Stock Units. A portion of each NEO’s long-term incentive grant for 2020 was delivered in the form of performance restricted stock units (“PRSUs”). These PRSUs consist of five equal tranches, each of which will be earned if and when the closing price of one share of Common Stock equals or exceeds the specified stock price performance goal for such tranche for 60 consecutive trading days during the three year performance period beginning on the grant date. Earned PRSUs (if any) will not be settled until the third anniversary of the grant date, subject to the executive remaining employed by the Company on such date.

•

Deferred 40% of Annual Bonuses. Commencing with the annual bonus awarded to each NEO in respect of 2020, 40% of each NEO’s annual bonus is deferred to subsequent years, with 20% of bonuses awarded in respect of 2020 to be paid in the first quarter of 2022 and the remaining 20% to be paid in the first quarter of 2023, subject in each case to the continued employment of the NEO. The remaining 60% was paid in March 2021.

•

No Tax Gross-ups. We do not have any contract or agreement with any NEO that provides for a tax gross-up payment, including those related to change-of-control payments subject to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended.

•

Double-Trigger Vesting. Awards under the SEACOR Marine Equity Incentive Plans contain a so-called “double-trigger” vesting provision, which generally provides that awards will not be accelerated upon a change of control of the Company if (i) an acquiror replaces or substitutes outstanding awards in accordance with the requirements of the SEACOR Marine Equity Incentive Plans and (ii) a participant holding the replacement or substitute award is not involuntarily terminated within two years following the change of control.

•	Restrictions on Hedging or Pledging NEOs. The Company has adopted policies restricting hedging and pledging of Company securities by our NEOs.

•

No Change-of-Control Agreements with NEOs. Although the Executive Employment Agreements (described below) contain double-trigger severance protections in connection with a change-of-control, we do not maintain standalone change-of-control agreements with our NEOs.

Executive Compensation Philosophy and Objectives

The Compensation Committee’s compensation philosophy is that subjective consideration of the different elements of performance is necessary to provide the flexibility to make appropriate compensation decisions without solely relying on the use of formulas or benchmarking. Consequently, the Compensation Committee believes it is in the Company’s best interest to conduct its own research regarding executive compensation, which includes a review of executive compensation at companies with similar business lines to that of the Company and a review of compensation at other entities that compete with the Company to employ executives with skills and specialties similar to those possessed by the Company’s executives.

Market Information

The Compensation Committee reviews reports on executive compensation trends issued by respected publications, and compiles compensation information through Equilar, proxy statements, compensation-related public disclosures, industry trade journals and other sources. The companies with similar lines of operating business considered in connection with the Compensation Committee’s compensation analysis include Tidewater Inc., Soldstad Farstad ASA, DOF ASA, Bourbon Corp. and Hornbeck Offshore Services, Inc. The Compensation Committee does not target any particular percentile or comparative level of compensation for executive officers. It does, however, assess the general competitiveness of proposed compensation levels in relation to the compensation paid by peer companies.

Independent Compensation Consultant

Pursuant to its charter, the Compensation Committee is authorized to retain and terminate any compensation consultant, as well as any independent legal, financial or other advisors, as it deems necessary. For fiscal year 2020, the Compensation Committee elected to continue to retain Lyons Benenson as its independent compensation consultant to assist it in reviewing and making recommendations with respect to equity-based compensation awards. Lyons Benenson has acted as an independent compensation consultant to the Company since 2017 and has assisted the Compensation Committee by providing research and analyses related to peer company data and related market practices as they pertain to equity-based compensation awards.

Prior to the retention of Lyons Benenson, the Compensation Committee evaluated Lyons Benenson’s independence from management, taking into consideration all relevant factors, including the six independence factors specified in the NYSE listing rules and applicable SEC requirements. The Compensation Committee concluded that Lyons Benenson is independent and that its work for the Compensation Committee does not raise any conflicts of interest.

Elements of 2020 Compensation

Annual Base Salary

The annual base salaries paid to the Named Executive Officers reflect the experience and skill required for executing the Company’s business strategy and overseeing its day to day operations.

Annual Bonus

The Compensation Committee continues to review the compensation practices employed by comparable companies in order to assist it in enhancing the design of an annual bonus program. Given the impact of the COVID-19 pandemic on the Company’s operations, it was not realistic for the Compensation Committee to meaningfully design a formulaic annual bonus program for 2020. Following the end of 2020, the Compensation Committee determined that it was appropriate to award cash bonuses to the Named Executive Officers in respect of 2020 performance, after taking into consideration the following factors: (i) the individual contributions of the Named Executive Officers during 2020, including with respect to strategic initiatives, and (ii) the need to retain the Named Executive Officers given their collective industry knowledge and historical knowledge of the Company generally. After taking these factors into account, the Compensation Committee approved the payment of cash bonuses in early 2021 as follows: $400,000, $350,000 and $275,000 for each of Mr. Gellert, Mr. Llorca and Mr. Rossmiller, respectively. 60% of such cash bonuses were paid in the first quarter of 2021, and 20% of such cash bonuses will be paid in the first quarter of 2022 and 2023, respectively, subject in each case to the continued employment of the Named Executive Officer. In the event that an NEO’s employment is terminated without “cause” or an NEO resigns for “good reason” or upon the occurrence of a “change in control” (as such terms are defined the applicable NEO’s employment agreement), then any unpaid portion of the 2020 annual cash bonus will be paid out in connection with such event.

Long-term Incentives

As discussed above, during 2017, the Company adopted the 2017 Plan, and during 2020, the Company adopted the 2020 Plan. The SEACOR Marine Equity Incentive Plans authorize the Compensation Committee to provide equity-based or other incentive-based compensation for the purpose of attracting and retaining the Company and its affiliates’ directors, employees and certain consultants, and providing those directors, employees and consultants with incentive opportunities and rewards for superior performance. The types of awards under the SEACOR Marine Equity Incentive Plans may include stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards and other stock-based awards.

With the assistance of Lyons Benenson, the Compensation Committee established an equity-based compensation program for the Company in order to align the interests of senior employees with the Company’s long-term growth. In general, equity grants are made on dates previously established by the Compensation Committee and the Company does not time the release of non-public information for the purpose of affecting the value of equity awards.

In March 2020, the Compensation Committee approved restricted stock, PRSU and stock option awards to the Named Executive Officers. The Compensation Committee introduced PRSUs to its long-term equity program in 2019 in order to better align the Named Executive Officers’ interests with the Company’s stock price by tying the vesting of such awards directly to stock price appreciation, and the Compensation Committee continued this practice is 2020.

The restricted stock and stock options vest ratably over three years beginning on March 4, 2021, subject to continued employment on each applicable vesting date, subject to exceptions for certain involuntary terminations. The PRSUs consist of five equal tranches, each of which will be earned if and when the closing price of one share of Common Stock equals or exceeds the specified stock price performance goal for such tranche for 60 consecutive trading days during the three year performance period beginning on the grant date, provided that any earned PRSUs will not vest and be settled until the third anniversary of the grant date. In order for earned PRSUs to vest and be settled, the executive must remain employed by the Company on the third anniversary of the grant date, subject to exceptions for certain involuntary termination events that occur prior to the vesting date. The specified stock price performance goals for each tranche are $12.95, $14.74, $16.64, $18.54 and $20.32, respectively. The Compensation Committee did not approve any other equity awards to the Named Executive Officers during 2020.

Pursuant to the applicable award agreements, the restricted stock, PRSU and stock option awards vest subject to the executive’s continued employment with the Company on the applicable vesting date, subject to accelerated vested upon the executive’s death or qualified retirement or, with respect to restricted stock and PRSU awards, upon termination by the Company without “cause” (including for disability). Upon any such acceleration event, PRSUs that have been earned with respect to the stock price goal(s) will be settled on the third anniversary of the grant date, without regard to the executive’s employment with the Company as of such date.

The grant date fair value of the restricted stock, PRSU and stock option awards granted to each Named Executive Officer in 2020 is set forth in the table below:

Named Executive Officer	John Gellert	Jesús Llorca	Gregory Rossmiller
Grant Date Fair Value of Restricted Shares	$493,476	$313,650	$146,370
Grant Date Fair Value of Stock Options	$128,669	$91,906	$55,144
Grant Date Fair Value of PRSUs	$120,832	$76,800	$35,840

In determining the applicable target grant date fair value of restricted stock, PRSU and stock option awards, the Compensation Committee considered, among other factors, prior-year Company and individual performance. The stock options granted during 2020 were initially planned to be priced quarterly at four pre-designated dates throughout the year, beginning on the date the stock option award was approved by the Compensation Committee. However, in recognition of the sharp decline in the market price of the shares of Common Stock in the months following the date of the first quarterly pricing of the stock options, as well as desire to retain and incentivize key personnel, the Compensation Committee chose, with the consent of each of the award recipients, to price the remaining unpriced stock options as of June 9, 2020, the date of the 2020 annual meeting of shareholders and the date on which non-employee director equity awards were granted. Given the unique circumstances of 2020, the Compensation Committee intends to evaluate the appropriate pricing practice for any future stock option awards at the time of such awards. The Compensation Committee has not granted any stock option awards in 2021.

Stock Ownership

Currently, the Company has no formal policy requiring employees to retain vested restricted stock or options, but it prefers that executive officers maintain ownership and considers executive ownership levels when determining compensation packages.

Clawback Policy

The award agreements applicable to the stock options and restricted stock awards granted to the Named Executive Officers in 2017, 2018, 2019, and 2020 provide that the shares of Common Stock underlying such awards are subject to any applicable clawback policy of the Company or other clawback provision(s) as may be required pursuant to any applicable law, government regulation or stock exchange listing.

Policy Against Pledging and Hedging Company Securities

The Company has adopted policies restricting hedging and pledging of Company securities by our directors, senior officers and employees. The Board has designated Andrew H. Everett II, Senior Vice

President, General Counsel and Secretary as the Company’s Compliance Officer (the “Compliance Officer”). The Compliance Officer, along with other members of the compliance committee designated by the Board (the “Compliance Committee”), will review and either approve or prohibit all proposed trades of common stock by directors and executive officers and trades by specified employees outside of trading windows in accordance with the Company’s Insider Trading and Tipping Procedures and Guidelines.

Certain forms of hedging or monetization transactions allow directors, executive officers, employees, and members of the households and dependents of such persons (“Covered Persons”) to continue to own covered securities, but without the full risks and rewards of ownership. When that occurs, Covered Persons may no longer have the same objectives as the Company’s other shareholders. Therefore, Covered Persons are prohibited from engaging in such transactions. Any person wishing to enter into such an arrangement must first pre-clear the proposed transaction with the Compliance Committee. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction.

Retirement Plans

On January 1, 2016, the Company’s eligible U.S. based employees were transferred to the “SEACOR Marine 401(k) Plan,” a new Company sponsored defined contribution plan. Effective January 1, 2019, the Company began matching the first 1.0% of an employee’s salary that the employee contributes to the SEACOR Marine 401(k) Plan and effective January 1, 2020, the Company began matching 50% of the amount that the employee contributes to the SEACOR Marine 401(k) Plan above 1% of an employees’ salary up to a maximum of 3% of such employees’ salary.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth certain compensation information for the Company’s Named Executive Officers in respect of the fiscal years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	PRSU Awards(3) ($)	All Other Compensation(4) ($)	Total ($)

John Gellert	2020	450,000	400,000	493,476	128,669	120,832	5,700	1,598,677
President and Chief Executive Officer	2019	450,000	75,000	557,760	305,751	249,200	1,359	1,639,070

Jesús Llorca	2020	300,000	350,000	313,650	91,906	76,800	5,700	1,138,056
Executive Vice President and Chief Financial Officer	2019	300,000	125,000	398,400	218,394	178,000	2,375	1,222,169

Gregory Rossmiller	2020	292,000	275,000	146,370	55,144	35,840	5,700	810,054
Senior Vice President and Chief Accounting Officer	2019	280,000	50,000	159,360	131,036	71,200	12,583	704,179

(1)	For Mr. Rossmiller, includes a $12,000 increase in salary effective March 2020.

(2)

The amounts shown for 2019 and 2020 represent cash bonuses awarded in early 2020 and 2021, respectively. 100% of the cash bonus in respect of 2019 was paid in early 2020. 60% of the cash bonus in respect of 2020 was paid in early 2021, and 20% of such cash bonus will be paid in the first quarter of 2022 and 2023, respectively, subject in each case to the continued employment of the Named Executive Officer. In the event that an NEO’s employment is terminated without “cause” or an NEO resigns for “good reason” or upon the occurrence of a “change in control” (as such terms are defined the applicable NEO’s employment agreement), then any unpaid portion of the 2020 annual bonus will be paid out in connection with such event.

(3)

The dollar amount of restricted stock, stock options and PRSUs set forth in these columns reflects the aggregate grant date fair value of restricted stock, stock option and PRSU awards in accordance with the FASB ASC Topic 718 without regard to forfeitures. The grant date fair value of each PRSU award was determined based on a Monte Carlo simulation of the specified stock price performance goals for each tranche the PRSUs, volatility of the Company’s Common Stock, a risk-free rate and a performance measurement period of 3 years. Discussion of the policies and assumptions used in the calculation of the grant date fair value of the stock options granted during 2020 are set forth in Note 16 of the Consolidated Financial Statements included in the Company’s 2020 Annual Report on Form 10-K filed with the SEC on March 12, 2021.

(4)

For Mr. Rossmiller, for 2019 this amount includes an annual car allowance of $12,000. For Messrs. Gellert, Llorca and Rossmiller, for 2019 and 2020, this amount includes the Company’s matching contributions under the Company’s qualified 401(k) savings plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (2020)

The following table sets forth certain information with respect to outstanding equity awards at December 31, 2020, held by the Named Executive Officers.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units that Have Not Vested(9) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(12) ($)

John Gellert
President and Chief Executive Officer	112,500	37,500	(1)	12.50	11/22/2027	2,011	(5)	5,450	28,000	(10)	75,880
	5,000	5,000	(2)	22.04	4/24/2028	5,430	(6)	14,715	47,200	(11)	127,912
	5,000	5,000	(2)	22.95	4/24/2028	12,500	(7)	33,875	—		—
	5,000	5,000	(2)	22.38	4/24/2028	28,000	(7)	75,880	—		—
	5,000	5,000	(2)	11.76	4/24/2028	70,800	(8)	191,868	—		—
	2,916	5,834	(3)	13.28	4/16/2029	—		—	—		—
	2,916	5,834	(3)	14.31	4/16/2029	—		—	—		—
	2,916	5,834	(3)	13.98	4/16/2029	—		—	—		—
	2,916	5,834	(3)	13.22	4/16/2029	—		—	—		—
	—	8,750	(4)	6.97	3/5/2030	—		—	—		—
	—	26,250	(4)	4.39	3/5/2030	—		—	—		—
Jesús Llorca
Executive Vice President and Chief Financial Officer	56,250	18,750	(1)	12.50	11/22/2027	503	(5)	1,363	20,000	(10)	54,200
	3,126	3,124	(2)	22.04	4/24/2028	1,609	(6)	4,360	30,000	(11)	81,300
	3,126	3,124	(2)	22.95	4/24/2028	9,000	(7)	24,390	—		—
	3,126	3,124	(2)	22.38	4/24/2028	20,000	(7)	54,200	—		—
	3,126	3,124	(2)	11.76	4/24/2028	45,000	(8)	121,950	—		—
	2,083	4,167	(3)	13.28	4/16/2029	—		—	—		—
	2,083	4,167	(3)	14.31	4/16/2029	—		—	—		—
	2,083	4,167	(3)	13.98	4/16/2029	—		—	—		—
	2,083	4,167	(3)	13.22	4/16/2029	—		—	—		—
	—	6,250	(4)	6.97	3/5/2030	—		—	—		—
	—	18,750	(4)	4.39	3/5/2030	—		—	—		—
Gregory Rossmiller
Senior Vice President and Chief Accounting Officer	12,500	12,500	(2)	22.04	4/24/2028	2,500	(7)	6,775	8,000	(9)	21,680
	1,250	2,500	(3)	13.28	4/16/2029	8,000	(7)	21,680	14,000	(11)	37,940
	1,250	2,500	(3)	14.31	4/16/2029	21,000	(8)	56,910	—		—
	1,250	2,500	(3)	13.98	4/16/2029	—		—	—		—
	1,250	2,500	(3)	13.22	4/16/2029	—		—	—		—
	—	3,750	(4)	6.97	3/5/2030	—		—	—		—
	—	11,250	(4)	4.39	3/5/2030	—		—	—		—

(1)

These options vest on November 22, 2021, assuming continued employment with the Company on the applicable vesting date, subject to earlier vesting in connection with certain involuntary termination events.

(2)

These options vest in equal installments on March 4 of 2021 and 2022, assuming continued employment with the Company on the applicable vesting date, subject to earlier vesting in connection with certain involuntary termination events.

(3)

These options vest in equal installments on March 4 of 2021 and 2022, assuming continued employment with the Company on the applicable vesting date, subject to earlier vesting in connection with certain involuntary termination events.

(4)

These options vest in equal installments on March 4 of 2021, 2022 and 2023, assuming continued employment with the Company on the applicable vesting date, subject to earlier vesting in connection with certain involuntary termination events.

(5)	Restricted shares of the Company’s Common Stock received by the Named Executive Officer in connection with the Spin-off. These shares vested on March 4, 2021.

(6)

Restricted shares of the Company’s Common Stock received by the Named Executive Officer in connection with the Spin-off. These shares will vest in equal installments on March 4 of 2021 and 2022, assuming continued employment with the Company on the applicable vesting date, subject to earlier vesting in connection with certain involuntary termination events.

(7)

These restricted shares vest in equal installments on March 4 of 2021 and 2022, assuming continued employment with the Company on the applicable vesting date, subject to earlier vesting in connection with certain involuntary termination events.

(8)

These restricted shares vest in equal installments on March 4 of 2021, 2022 and 2023, assuming continued employment with the Company on the applicable vesting date, subject to earlier vesting in connection with certain involuntary termination events.

(9)	The amounts set forth in this column equal the number of shares of restricted stock indicated multiplied by the closing price of the Company’s Common Stock on December 31, 2020, which was $2.71.

(10)

These performance restricted stock units (“PRSUs”) consist of five equal tranches, each of which will be earned if and when the closing price of one share of Common Stock equals or exceeds the specified stock price performance goal for such tranche for 60 consecutive trading days during the three year performance period beginning on April 16, 2019, provided that any earned PRSUs will not be settled until the third anniversary of the grant date, subject to satisfaction of the service-based vesting requirements set forth in the award agreement. The specified stock price performance goals for each tranche are $15.61, $17.77, $20.06, $22.34 and $24.50, respectively. As of December 31, 2020, none of the PRSUs were earned.

(11)

These PRSUs consist of five equal tranches, each of which will be earned if and when the closing price of one share of Common Stock equals or exceeds the specified stock price performance goal for such tranche for 60 consecutive trading days during the three year performance period beginning on March 5, 2020, provided that any earned PRSUs will not be settled until the third anniversary of the grant date, subject to satisfaction of the service-based vesting requirements set forth in the award agreement. The specified stock price performance goals for each tranche are $12.95, $14.74, $16.64, $18.54 and $20.32, respectively. As of December 31, 2020, none of the PRSUs were earned.

(12)	The amounts set forth in this column equal the number of PRSUs indicated multiplied by the closing price of the Company’s Common Stock on December 31, 2020, which was $2.71.

EMPLOYMENT CONTRACTS/TERMINATION OF EMPLOYMENT/CHANGE OF CONTROL

In connection with a review of the Company’s executive compensation arrangements, the Compensation Committee approved new executive employment agreements for each of Messrs. Gellert, Llorca and Rossmiller (the “Executive Employment Agreements”), which agreements were executed and became effective on November 5, 2019.

The Executive Employment Agreements set forth the then-current base salary of each of Messrs. Gellert, Llorca and Rossmiller, and provides that each of them will have a target annual bonus opportunity equal to 100% of the executive’s base salary of $450,000, $300,000 and $280,000, respectively. Mr. Rossmiller’s base salary was adjusted to $292,000 in March 2020. There have been no changes to the base salary of each of Messrs. Gellert and Llorca.

Upon a termination of employment by the Company without “Cause” or resignation by the executive for “Good Reason” (as such terms are defined in the Executive Employment Agreements) (each, a “Qualifying Termination”), each executive will be eligible to receive the following severance benefits: (i) a lump sum payment equal to a multiple of the executive’s base salary (2.0x for Mr. Gellert, 1.75x for Mr. Llorca and 1.5x for Mr. Rossmiller); (ii) a lump sum amount equal to the average annual cash incentive bonus paid to the executive in respect of the last three calendar years prior to the year in which the executive’s termination of employment occurred (based solely on amounts paid in respect of 2019 and beyond); (iii) a pro-rated annual bonus payable in respect of the year in which the termination occurs, based on actual achievement of the applicable performance goals, and pro-rated based on the number of days the executive was employed by the Company during the calendar year in which the termination occurs; (iv) a lump sum cash payment based on the employer portion of the monthly cost of maintaining health benefits for the executive and his eligible dependents for a period of time following the executive’s termination of employment (24 months for Mr. Gellert, 21 months for Mr. Llorca and 18 months for Mr. Rossmiller); and (v) immediate vesting of the unvested portion of certain equity awards, and an extended exercise period for the executive’s outstanding stock options.

If a Qualifying Termination occurs within two years following a “Change in Control” (as such term is defined in the Executive Employment Agreement), the executive will be eligible to receive the same benefits described above, except that the bonus amount described in subsection (ii) will be no less than the executive’s target annual bonus for the year in which the termination occurs.

The executives’ receipt of the severance benefits described above are subject to the executive’s execution and non-revocation of an effective release of claims. The Executive Employment Agreements also provide for certain non-competition, non-solicitation and non-disparagement provisions that apply following a termination of employment. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company’s 401(k) savings plan, disability benefits and accrued vacation pay.

POTENTIAL PAYMENTS UPON DEATH, DISABILITY, QUALIFIED RETIREMENT, TERMINATION WITHOUT CAUSE OR IN CONNECTION WITH A CHANGE OF CONTROL

The following table sets forth the potential payments and the acceleration of stock options, restricted stock and PRSUs upon the termination of employment of the employee, or the occurrence of a “change-in-control”, in each case, as of December 31, 2020.

Name	Termination for Cause or Resignation without Good Reason(1) ($)	Termination without Cause or Resignation for Good Reason ($)	Death or Qualified Retirement ($)	Disability(1) ($)	Change-in-Control(2) ($)
John Gellert President and Chief Executive Officer
Severance Payments(3)	—	921,018	—	—	921,018
Annual Incentive(4)	—	397,500	—	—	610,000
Stock Options(5)	—	—	—	—	—
Restricted Stock(6)	—	321,788	321,788	—	321,788
PRSUs(7)	—	—	—	—	—
TOTAL	—	1,640,306	321,788	—	1,852,806
Jesús Llorca Executive Vice President and Chief Financial Officer
Severance Payments(3)	—	543,391	—	—	543,391
Annual Incentive(4)	—	377,500	—	—	440,000
Stock Options(5)	—	—	—	—	—
Restricted Stock(6)	—	206,264	206,264	—	206,264
PRSUs(7)	—	—	—	—	—
TOTAL	—	1,127,154	206,264	—	1,189,654
Gregory Rossmiller Senior Vice President and Chief Accounting Officer
Severance Payments (3)	—	453,764	—	—	453,764
Annual Incentive(4)	—	272,500	—	—	402,000
Stock Options(5	—	—	—	—	—
Restricted Stock(6)	—	85,365	85,365	—	85,365
PRSUs(7)	—	—	—	—	—
TOTAL	—	811,629	85,365	—	941,129

(1)

Pursuant to the terms of each NEO’s employment agreement, if the NEO’s employment terminates as a result of disability or if the NEO resigns without good reason, the Company may elect to pay a certain amount of severance in exchange for the NEO agreeing not to compete for a period of six months. As this election is solely in the discretion of the Company, such payments are not included in the table above.

(2)

As the Company’s equity awards, as well as each NEO’s employment, provide for double-trigger change-in-control provisions, the dollar amount in this column is based on the assumption that a change-in control occurs that is subsequently followed by an involuntary termination of the NEO.

(3)

Pursuant to the terms of each NEO’s employment agreement, the dollar amount in this row reflects the amount to paid to the NEO based on a multiple of such NEO’s annual base salary as well as the amount to be paid in respect of a certain period of health benefits.

(4)

The Annual Incentive dollar amount in this row reflects (i) pursuant to the terms of each NEO’s employment agreement, the average annual cash bonus of such NEO in respect of 2019 and 2020, and (ii) the remaining annual installments of the annual cash bonus in respect of 2020 as described above.

(5)

The dollar amount in this column reflects the incremental value of vesting based on the difference between the applicable strike price and the closing price of a share of the Company’s Common Stock on December 31, 2020, which was $2.71, for unvested options that would accelerate upon the death, disability, qualified retirement or termination without “cause” of the employee, or, assuming no replacement awards were provided, upon the occurrence of a “change-in-control.” Unvested options to purchase shares of the Company’s Common Stock with strike prices greater than $2.71 were excluded.

(6)

The dollar amount in this column reflects the closing price of the Company’s Common Stock on December 31, 2020, which was $2.71, for unvested shares of the Company’s Common Stock that would accelerate upon the death, disability, qualified retirement or termination without “cause” of the employee, or, assuming no replacement awards were provided, upon the occurrence of a “change in control.” Mr. Gellert and Mr. Llorca received a portion of these awards in connection with the Spin-off as described above.

(7)

The dollar amount in this column reflects the closing price of the Company’s Common Stock on December 31, 2020, which was $2.71, for each PRSU that is earned as of such date based on the specified stock price performance goal of such tranche of PRSUs and that would accelerate upon the death, disability, qualified retirement or termination without “cause” of the employee, or, assuming no replacement awards were provided, upon the occurrence of a “change in control.” As of December 31, 2020, none of the PRSUs were earned and therefore the amount shown in the table above for each NEO is $0.

Equity Compensation Plan Information

The following table sets forth information regarding the Company’s equity compensation plans as of December 31, 2020.

Plan Category	(A) Number of Securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted-average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	1,120,541	$12.49	1,928,832
Equity compensation plans not approved by security holders	—	—	—

RELATED PARTY TRANSACTIONS

Related Party Transactions Policy

The Company has established a written policy for the review and approval or ratification of transactions with Related Parties (the “Related Party Transactions Policy”) to assist it in reviewing transactions in excess of $120,000 (“Transactions”) involving the Company and its subsidiaries and Related Parties (as defined below). Examples include, among other things, sales, purchases or transfers of real or personal property, use of property or equipment by lease or otherwise, services received or furnished, borrowing or lending (including guarantees), and employment by the Company of an immediate family member of a Related Party or a change in the material terms or conditions of employment of such an individual.

The Related Party Transactions Policy supplements the Company’s other conflict of interest policies set forth in the Company’s Corporate Governance Guidelines, its Code of Business Conduct and Ethics and its other internal procedures. A summary description of the Related Party Transactions Policy is set forth below.

For purposes of the Related Party Transactions Policy, a Related Party includes the Company’s directors, director nominees and members of management since the beginning of the Company’s last fiscal year, beneficial owners of 5.0% or more of any class of the Company’s voting securities and members of their respective Immediate Family (as defined in the Related Party Transactions Policy), as well as the Company’s affiliates, investees, trusts for the benefit of employees and other parties with which the Company may deal if one party can control or significantly influence the management or operating policies of the Company.

The Related Party Transactions Policy provides that Transactions must be approved or ratified by the Board. The Board has delegated to the Audit Committee the review and, when appropriate, approval or ratification of Transactions. Upon the presentation of a proposed Transaction, the Related Party is excused from participation and voting on the matter. In approving, ratifying or rejecting a Transaction, the Audit Committee will consider such information as it deems important to conclude if the transaction is fair and reasonable to the Company.

Whether a Related Party’s interest in a Transaction is material or not will depend on all facts and circumstances, including whether a reasonable investor would consider the Related Party’s interest in the Transaction important, together with all other available information, in deciding whether to buy, sell or hold the Company’s securities. In administering this policy, the Board or the relevant committee will be entitled (but not required) to rely upon such determinations of materiality by company management.

The following factors are taken into consideration in determining whether to approve or ratify a Transaction with a Related Party:

•	the Related Party’s interest in the Transaction;

•	the approximate dollar value of the Transaction;

•	the approximate dollar value of the amount of the Related Party’s interest in the Transaction;

•	whether the Transaction was undertaken in the ordinary course of business of the Company;

•	whether the Transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the Company, of the Transaction;

•	required public disclosures, if any; and

•	any other information regarding the Transaction or the Related Party in the context of the proposed related transaction that would be material to investors in light of the particular circumstances.

The following arrangements will not generally give rise to Transactions with a Related Party for purposes of the Related Party Transactions Policy given their nature, size and/or degree of significance to the Company:

•

any employment by the Company of an executive officer of the Company or any of its subsidiaries if the compensation is approved (or recommended to the Board for approval) by the Company’s Compensation Committee;

•

any compensation paid to a director if the compensation is consistent with the Company’s director compensation policies and is required to be reported in the Company’s proxy statement under Item 402 of Regulation S-K; and

•

any transaction where the Related Party’s interest arises solely from the ownership of the Company’s Common Stock and all holders of the Company’s Common Stock received the same benefit on a pro rata basis (e.g. dividends).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions regarding SEACOR Holdings

In connection with the Spin-off, the Company entered into certain agreements with SEACOR Holdings that govern the Company’s relationship with SEACOR Holdings following the Spin-off, including a Distribution Agreement, two Transition Services Agreements and a Tax Matters Agreement, among others. The summaries of certain of these agreements set forth below are qualified in their entireties by reference to the full text of the applicable agreements.

Distribution Agreement

The Company entered into a distribution agreement with SEACOR Holdings in connection with the Spin-off on May 10, 2017 (the “Distribution Agreement”). Among other things, the Distribution Agreement provides for the Company’s payment to SEACOR Holdings of a 0.5% per annum fee in respect of the aggregate obligations under guarantees provided by SEACOR Holdings on the Company’s behalf that were not released prior to the Spin-off. The Company paid guarantee fees to SEACOR Holdings of $0.1 million during 2020.

Tax Matters Agreement

In connection with the Spin-off, the Company and SEACOR Holdings entered into a tax matters agreement (the “Tax Matter Agreement”) that governs the parties’ respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters with respect to U.S. federal income taxes for periods during which the Company was part of SEACOR Holdings’ consolidated tax group, after taking into account any tax sharing payments that have already been made, (i) SEACOR Holdings is required to compensate the Company, or alternatively, the Company is required to compensate SEACOR Holdings, for use of any net operating losses, net capital losses or foreign tax credits generated by the operations of the other party as calculated on a separate company basis and utilized in the consolidated tax return and (ii) the Company is required to compensate SEACOR Holdings for any taxable income attributable to the Company’s operations. Taxes relating to or arising out of the failure of the Spin-off to qualify as a tax-free transaction for U.S. federal income tax purposes will be borne by SEACOR Holdings, except, in general, if such failure is attributable to the Company’s action or inaction or SEACOR Holdings’ action or inaction, as the case may be, or any event (or series of events) involving the Company’s assets or stock or the assets or stock of SEACOR Holdings, as the case may be, in which case the resulting liability will be borne in full by the Company or SEACOR Holdings, respectively.

The Company’s obligations under the Tax Matters Agreement are not limited in amount or subject to any cap. Further, even if the Company is not responsible for tax liabilities of SEACOR Holdings and its subsidiaries under the Tax Matters Agreement, the Company nonetheless could be liable under applicable tax law for such liabilities if SEACOR Holdings were to fail to pay them. If the Company is required to pay any liabilities under the circumstances set forth in the Tax Matters Agreement or pursuant to applicable tax law, the amounts may be significant.

The Tax Matters Agreement also contains restrictions on the Company’s ability (and the ability of any member of the Company’s group) to take actions that could cause the Spin-off to fail to qualify as a tax-free transaction for U.S. federal income tax purposes, including entering into, approving or allowing any transaction that results in a sale or other disposition of a substantial portion of the Company’s assets or stock and the liquidation or dissolution of the Company and certain of the Company’s subsidiaries. These restrictions will apply for the two-year period after the Spin-off, unless SEACOR Holdings obtains a private letter ruling from the IRS or an unqualified opinion of a nationally recognized law firm that such action will not cause the distribution to fail to qualify as a tax-free transaction for U.S. federal income tax purposes. Notwithstanding receipt of such ruling or opinion, in the event that such action causes the Spin-off to fail to qualify as a tax-free transaction for U.S. federal income tax purposes, the Company will continue to remain responsible for taxes arising therefrom.

Tax Refund and Indemnification Agreement

On June 26, 2020, the Company entered into a tax refund and indemnification agreement (the “Tax Refund Agreement”) with SEACOR Holdings. The Tax Refund Agreement will enable the Company to utilize net operating losses (“NOLs”) generated in 2018 and 2019 to claim refunds for tax years prior to the Company’s spin-off from SEACOR Holdings in 2017 (at which time the Company was included in SEACOR Holdings consolidated tax returns) that are now permitted to be carried back pursuant to the provisions of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and for which SEACOR Holdings needs to claim the refund on behalf of the Company. As a result, the Company expects to receive cash tax refunds of approximately $31.2 million within the next 12 months, subject to the refund schedule of the IRS. The IRS has been recently experiencing delays in processing refund claims due in part to the COVID-19 pandemic. SEACOR Holdings will retain certain of the funds to facilitate tax savings realized by SEACOR Holdings of no less than 35% of the amount of its own 2019 NOLs. Additionally, a $3.0 million transaction fee was paid to SEACOR Holdings concurrently with the signing of the Tax Refund Agreement as consideration for its cooperation in connection with the filing of the applicable tax refund returns. As of December 31, 2020, the Tax Refund Agreement does not restrict the use of approximately $23.1 million of the refund, with the remaining approximately $8.1 million required to be deposited into an account to be used solely to satisfy certain of the Company’s obligations that remain guaranteed by SEACOR Holdings which primarily relate to vessel operating leases. Two of these vessel operating leases expired in the fourth quarter of 2020, reducing the remaining guarantee on the three remaining vessels to $7.0 million. The remaining three vessel operating leases that SEACOR Holdings guarantees expire in 2021 and the Company will apply the amount deposited to satisfy these obligations.

Transactions regarding Carlyle

On December 1, 2015, the Company issued $175.0 million aggregate principal amount of its Convertible Notes to investment funds managed and controlled by Carlyle. Interest on the Convertible Notes is payable semi-annually on June 15 and December 15 of each year, commencing June 15, 2016. A description of the Convertible Notes is available in the Company’s 2018, 2019 and 2020 Annual Report on Form 10-K.

Pursuant to the note purchase agreement for the Convertible Notes and the Investment Agreement, the Company must use reasonable best efforts, subject to its directors’ fiduciary duties, to cause a person designated by Carlyle to be appointed as a director on the Board, if Carlyle, solely as a result of the conversion of the Convertible Notes for shares of our Common Stock, collectively owns, continues to own, or would own 10.0% or more of our outstanding shares of Common Stock. During 2017, Ferris Hussein served on the Board as the director designated by Carlyle until his resignation on April 17, 2018. Carlyle has not exercised this right subsequent to Mr. Hussein’s resignation but retains the right to appoint a Board member. A representative of Carlyle observes meetings of the Board pursuant to Carlyle’s observer rights under the Convertible Notes. This observation right will terminate at the time Carlyle owns less than $50.0 million in aggregate principal amount of the Convertible Notes or a combination of the Convertible Notes and our Common Stock representing less than 5.0% of the Company’s Common Stock outstanding on a fully diluted basis, assuming the conversion of all of the Convertible Notes and Warrants to purchase Common Stock held by Carlyle.

Transactions regarding CME

Mr. Miguel, who was appointed as director at the 2019 Annual Meeting, currently serves as President and Chief Executive Officer of CME.

In July 2020, MEXMAR Offshore International LLC (“MEXMAR Offshore”), a joint venture that is 49.0% owned by a subsidiary of the Company and 51.0% owned by a subsidiary of CME, purchased from a consortium of banks in Brazil, $70 million of UP Offshore (Bahamas) Ltd.’s (“UP Offshore”) debt for $5.5 million, of which the Company’s commitment was $2.7 million to fund this purchase. UP Offshore is 100% owned by MEXMAR Offshore. As of December 31, 2020, the Company had loaned its proportional share of this commitment to MEXMAR Offshore of $1.96 million. The Company funded its remaining commitment in February 2021.

During 2020, the Company earned charter and related revenue of $3.1 million and management and technology fees of $0.3 million from Mantenimiento Express Maritimo, S.A.P.I. de C.V. (“MexMar”), a joint venture company that is 49% owned by a wholly owned subsidiary of the Company and 51% owned by subsidiaries of CME. These agreements and transactions with MexMar were negotiated at arms-length in the ordinary course of business. In accordance with the Related Transaction Policy of the Company, the Audit Committee has adopted guidelines for addressing ongoing CME-related transactions.

Transactions regarding OSV Partners

Messrs. Fabrikant, Gellert, Llorca, other members of the Company’s management and Board and other unaffiliated individuals indirectly invested in SEACOR OSV Partners I LP (“OSV Partners”) by purchasing interests from three unaffiliated limited partners of OSV Partners who wished to dispose of their interests. During 2018, OSV Partners (i) raised $7.5 million of cash: $5 million in the form of second lien debt and $2.5 million in the form of class A preferred interests; and (ii) obtained commitments from the limited partners of OSV Partners for an additional $2.5 million in the form of class A preferred interest. On December 18, 2019, the general partner of OSV Partners called these remaining commitments. As of December 31, 2020, limited liability companies controlled by management and directors of the Company had invested $1.5 million, or 3.9%, in the limited partner interests; $0.3 million, or 5.0%, in preferred interests; $0.2 million, or 3.9%, in the form of second lien debt; and $0.2 million, or 3.9%, in the class A preferred interests of OSV Partners. As of December 31, 2020, the investments of Messrs. Fabrikant, Gellert and Llorca in such limited liability companies were $0.3 million, $0.4 million and $0.2 million, respectively, representing 39.6% of such limited liability companies’ membership interests. The general partner of OSV Partners is a joint venture managed by the Company and an unaffiliated third-party. The Company owns 30.4% of the limited partner interests, 38.6% of the preferred interests, 43.0% of the second lien debt, and 43.0% in the class A preferred interest of OSV Partners. The Company agreed to abate to zero the management fees it charges to OSV Partners through December 31, 2021.

Transactions regarding Talos Energy

On February 17, 2020, Mr. Abendschein, was appointed to the position of Executive Vice President and Head of Operations at Talos Energy Inc. (together with its subsidiaries and affiliates, “Talos Energy”). Talos Energy is a customer of the Company and its subsidiaries, primarily with respect to the chartering of liftboats and other vessels. During the fiscal year ended 2020, the Company received approximately $1.5 million from Talos Energy from ordinary course services provided by the Company, representing approximately 1% of the Company’s revenues from continuing operations for the fiscal year ended 2020. The Company’s relationship with Talos Energy was considered by the Nominating and Corporate Governance Committee and by the Board of Directors of the Company, and each determined that this relationship did not disqualify Mr. Abendschein from satisfying the independence standards under Section 303A.02 of the NYSE Listed Company Manual and the director independence standards of the Company. In accordance with the Related Transaction Policy of the Company, the Audit Committee has adopted guidelines for addressing ongoing Talos Energy-related transactions.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board recommends that stockholders ratify the appointment of Grant Thornton LLP (“Grant Thornton”), independent registered public accounting firm to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2021. The appointment of Grant Thornton was recommended to the Board by its Audit Committee.

Grant Thornton has been the Company’s independent registered public accounting firm since June 12, 2017 and the Audit Committee believes that the continued retention of Grant Thornton as the Company’s independent registered public accounting firm is in the best interest of the Company and its stockholders.

Representatives of Grant Thornton will be virtually present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Annual Meeting.

The affirmative vote of the holders of a majority in voting power of the Common Stock represented virtually or by proxy at the Annual Meeting is required to ratify the appointment of Grant Thornton.

Independent Registered Public Accounting Firm Fee Information

Fees for professional services provided by Grant Thornton LLP for the years ended December 31 were as follows:

	2020	2019

Audit Fees	$1,050,813	$1,082,099
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,050,813	$1,082,099

Fees for professional services provided by Ernst & Young for the years ended December 31 were as follows:

	2020	2019

Audit Fees	—	$95,000
Audit-Related Fees	—	—
Tax Fees	$13,172	—
All Other Fees	—	—

Total	$13,172	$95,000

Audit Fees represent fees for professional services provided in connection with the audit of the Company’s financial statements, review of the Company’s quarterly financial statements, and services provided in connection with other statutory or regulatory filings. Audit-Related Fees represent fees for professional services provided in consulting on interpretations and application of FASB pronouncements and SEC regulations. Tax Fees represent fees for services in connection with the preparation and filing of tax returns in jurisdictions outside the United States. All Other Fees primarily include labor law certification services provided to the Company’s foreign subsidiaries in accordance with local requirements.

The Audit Committee has determined that the provision of the services described above is compatible with maintaining the independence of our independent registered public accountants. All of the services described in the foregoing table were approved in conformity with the Audit Committee’s pre-approval process.

Pre-approval Policy for Services of Independent Registered Public Accounting Firm. The Audit Committee’s policy is to pre-approve all audit services, audit-related services and other services permitted by law provided by the independent registered public accounting firm. In accordance with that policy, the Audit Committee annually reviews and approves a list of specific services and categories of services, including audit, audit related, tax, and other permitted services, for the current or upcoming fiscal year, subject to specified terms and cost levels. Any service not included in the approved list of services or any modification to previously approved services, including changes in fees, must be specifically pre-approved by the Audit Committee. Where proposed additions or modifications relate to tax and all other non-audit services to be provided by the independent registered public accounting firm, the Audit Committee may delegate the responsibility of pre-approval to the chairperson of the Audit Committee. To ensure prompt handling of unforeseeable or unexpected matters that arise between Audit Committee meetings, the Audit Committee has delegated authority to its chairperson, and/or to such other members of the Audit Committee that the chairperson may designate, to review and if appropriate approve in advance, any request by the independent registered public accounting firm to provide tax and/or all other non-audit services.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Committee Report

In connection with the Company’s consolidated financial statements for the year ended December 31, 2020, the Audit Committee has:

•	reviewed and discussed the audited financial statements with the Company’s management;

•

discussed with the Company’s independent registered public accounting firm, Grant Thornton LLP, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees; and

•

received the written disclosures and the letter from Grant Thornton LLP as required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee discussed with Grant Thornton LLP that firm’s independence.

Based on the review and discussions with the Company’s management and the independent registered public accounting firm, as set forth above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2020 Annual Report, for filing with the SEC.

The foregoing report is respectfully submitted by the members of the Audit Committee at the time of the recommendation.

Andrew R. Morse

R. Christopher Regan

Julie Persily

The foregoing report shall not be deemed incorporated by reference by any general statement or reference to this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under those Acts.

OTHER MATTERS

Other Actions at the Annual Meeting

The Board does not intend to present any other matter at the Annual Meeting. The Board has not been informed that any other person intends to present any other matter for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

ANNUAL REPORT

A copy of the Company’s 2020 Annual Report accompanies this Proxy Statement and should be read in conjunction herewith.

STOCKHOLDER NOMINATION OF DIRECTORS

The By-Laws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board or a committee thereof) of candidates for election as directors (the “Nomination Procedure”). Only persons who are nominated by the Board, a committee appointed by the Board, or by a stockholder who has complied with the nomination procedures set forth in the By-Laws and provided timely written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, are eligible for election as directors of the Company. To be timely, a stockholder’s notice must be delivered or mailed to and received by the Secretary of the Company at the Company’s principal executive offices not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary date of the previous year’s annual meeting of stockholders (or if there was no such prior annual meeting, not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the one hundred twentieth (120th) day prior to the date which represents the second Tuesday in May of the current year); provided, however, that in the event that the date of the annual meeting is more than twenty-five (25) days before or after such anniversary date, then, to be considered timely, notice by the stockholders must be received not later than the close of business on the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Company. The notice must contain (A) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be transacted, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and (iv) any material interest of such stockholder in such business; and (C) as to the stockholder giving the notice on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the Company’s most recent stockholder lists, of the stockholder proposing such proposal, (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or other proposal between or among such stockholder, any affiliate or associate, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, with respect to shares of stock of the Company, (v) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear virtually or by proxy at the meeting to propose such business or nomination, and (vi) a representation whether the stockholder intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. Any stockholder who desires to propose any matter at an annual meeting of stockholders shall, in addition to the aforementioned requirements described in clauses (A) through (C), comply in all material respects with the content and procedural requirements of Rule 14a-8 of Regulation 14A under the Exchange Act, irrespective of whether the Company is then subject to such rule or said act. The presiding officer of the meeting may refuse to acknowledge nomination of any person not made in compliance with the Nomination Procedure.

Although the By-Laws do not empower the Board with the right to approve or disapprove of stockholder nominations for the election of directors or any other business properly brought by the Company’s stockholders at any annual or special meeting, the foregoing Nomination Procedure may nevertheless have the effect of (i) precluding a nomination for the election of directors or precluding the transaction of business at a particular meeting if the proper procedures are not followed, or (ii) deterring a third party from conducting a solicitation of proxies or contest to elect his or its own slate of director nominees or otherwise attempting to obtain control of the Company.

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

Proposals that stockholders believe should be voted upon at the Company’s Annual Meeting may be eligible for inclusion in the Company’s Proxy Statement. In accordance with the provisions of Rule 14a-8 under the Exchange Act, Stockholder proposals for the 2022 Annual Meeting of Stockholders must be received by the Company on or before December 22, 2021, to be eligible for inclusion in the proxy statement and proxy card relating to the 2022 Annual Meeting of Stockholders, unless the Company determines to hold the meeting more than 30 days before or after the anniversary of the 2021 meeting. Under those circumstances, the Company will issue a public announcement as soon as it determines the meeting date and stockholder proposals will need to be submitted a reasonable time before the Company expects to print the proxy. Any such proposals should be sent via registered, certified or express mail to: Corporate Secretary, SEACOR Marine Holdings Inc., 12121 Wickchester Lane, Suite 500, Houston, Texas 77079.

As a separate and distinct matter from proposals under Rule 14a-8, in accordance with Article I, Section 3 of the By-Laws of the Company, in order for business to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver to the Company timely notice thereof. To be timely, a stockholder’s notice must be delivered or mailed to and received by the Corporate Secretary at the principal executive offices of the Company, not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary date of the previous year’s annual meeting (or if there was no such prior annual meeting, not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the one hundred twentieth (120th) day prior to the date which represents the second Tuesday in May of the current year); provided, however, that in the event that the date of the annual meeting is more than twenty-five (25) days before or after such anniversary date, then, to be considered timely, notice by the stockholders must be received not later than the close of business on the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Company. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if a stockholder holds shares through a broker and resides at an address at which two or more stockholders reside, that stockholder will likely be receiving only one annual report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, or if any such stockholder that elected to continue to receive separate annual reports or proxy statements wishes to receive a single annual report or proxy statement in the future, that stockholder should contact their broker or send a request to the Secretary at the Company’s principal executive offices. The Company will deliver, promptly upon written or oral request to the Secretary, a separate copy of the 2020 Annual Report and this Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

For the Board of Directors,

Andrew H. Everett II

Senior Vice President

General Counsel and Secretary

IMPORTANT VOTING INFORMATION

Your broker is not permitted to vote on your behalf on the election of directors and other matters to be considered at the Annual Meeting (except on ratification of the selection of Grant Thornton LLP as auditors for 2021), unless you provide specific instructions by completing and returning the Voting Instruction Form. For your vote to be counted, you now must communicate your voting decisions to your broker, bank or other financial institution before the date of the Annual Meeting.

Your Participation in Voting the Shares You Own is Important

Voting your shares is important to ensure that you have a say in the governance of your company and to fulfill the objectives of the majority voting standard that we apply in the election of directors. Please review the proxy materials and follow the instructions on the proxy card or Voting Instruction Form to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in our Company’s future.

More Information is Available

If you have any questions about the proxy voting process, please contact the broker, bank or other financial institution where you hold your shares. The SEC also has a website (www.sec.gov/spotlight/proxymatters.shtml) with more information about your rights as a stockholder. Additionally, you may contact our Investor Relations Department at InvestorRelations@seacormarine.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD ON JUNE 8, 2021

This Proxy Statement and the 2020 Annual Report are available at

https://ir.seacormarine.com/financial-information/annual-reports-and-proxy-statements

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/SMHI
• • Cast your vote online
• Have your Proxy Card ready
Follow the simple instructions to record your vote
PHONE    Call 1-866-859-2198
• • Use any touch-tone telephone
• Have your Proxy Card ready
Follow the simple recorded instructions
MAIL
• • Mark, sign and date your Proxy Card
Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/SMHI
SEACOR Marine Holdings Inc.
Annual Meeting of Stockholders
For Stockholders of record as of April 16, 2021
TIME: Tuesday, June 8, 2021 9:00 AM, Eastern Time
PLACE: Annual Meeting to be held via a live audio webcast on the Internet—please visit www.proxydocs.com/SMHI for more details.
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Jesús Llorca and Andrew H. Everett II (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of SEACOR Marine Holdings Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Marine Holdings Inc.
Annual Meeting of Stockholders
Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2
BOARD OF DIRECTORS
PROPOSAL YOUR VOTE RECOMMENDS
1. Election of Directors
FOR WITHHOLD
1.01 John Gellert FOR
#P2# #P2#
1.02 Andrew R. Morse FOR
#P3# #P3#
1.03 R. Christopher Regan FOR
#P4# #P4#
1.04 Julie Persily FOR
#P5# #P5#
1.05 Alfredo Miguel Bejos FOR
#P6# #P6#
FOR AGAINST ABSTAIN
2. Ratification of the appointment of Grant Thornton LLP as SEACOR Marine Holdings Inc.’s FOR independent registered public accounting firm for the fiscal year ending December 31, 2021. #P7# #P7# #P7# NOTE: The Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You must register to attend the meeting online and/or participate at www.proxydocs.com/SMHI
Authorized Signatures—Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.
Signature (and Title if applicable) Date
Signature (if held jointly) Date